UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 167;240.14a-12

II-VI INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on November 1, 2013

TO THE SHAREHOLDERS OF

II-VI INCORPORATED:

The Annual Meeting of Shareholders of II-VI Incorporated will be held at our world headquarters, located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, on Friday, November 1, 2013, at 1:30 p.m. local time to consider and act upon the following matters:

1.	Election of the three (3) directors nominated by the Board of Directors for a three-year term to expire in 2016;

2.	Non-binding advisory vote to approve the compensation of our named executive officers for fiscal year 2013, as disclosed in this Proxy Statement; and

3.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

The shareholders will also be asked to consider such other matters as may properly come before the meeting.

The Board of Directors has established the close of business on September 3, 2013 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments or postponements thereof. A list of these shareholders will be available for inspection at the Annual Meeting of Shareholders.

By Order of the Board of Directors

Robert D. German Secretary

September 20, 2013

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD, AS APPLICABLE, AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY REQUEST ONE TO SUBMIT YOUR VOTE BY MAIL IF PREFERRED.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

PROXY STATEMENT FOR THE ANNUAL MEETING

OF SHAREHOLDERS

To be held on November 1, 2013

This Proxy Statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (“II-VI” or the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders, or any adjournments or postponements thereof (the “Annual Meeting”), which is scheduled to be held on November 1, 2013 at 1:30 p.m. local time at our world headquarters located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Please see the Company’s website at www.ii-vi.com for directions to the Company’s world headquarters for the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to shareholders that hold shares through a broker, bank, dealer or other similar organization (in “street name”) via the Internet. Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. If you receive an Important Notice Regarding the Availability of Proxy Materials (the “Notice”), you will not receive a paper copy of these proxy materials, except upon request as described below. All shareholders will have the ability to access our Proxy Statement and Annual Report to Shareholders on the Internet at www.proxyvote.com or to request to receive a printed set of the proxy materials, including a proxy card. Instructions on how to access our proxy materials over the Internet or to request a printed copy of such materials may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Proxy materials are first being distributed or made available to shareholders on or about September 20, 2013.

Shareholders of record as of the close of business on September 3, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 62,497,044 shares of Company common stock, no par value (“Common Stock”) were issued and outstanding, each entitled to one vote per share, and there were 845 holders of record. A quorum of shareholders is necessary to hold a valid meeting. The presence, represented at the Annual Meeting in person or by proxy, of holders of at least 31,248,522 shares of Common Stock, which represents a majority of the shares outstanding on the Record Date, will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes (explained below) will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or in person represented by proxy may adjourn the Annual Meeting to another date.

Each share of Common Stock that you hold will entitle you to cast one vote with respect to each matter that will be voted on at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting shall be voted at the Annual Meeting as specified therein. If no specification is made, then the shares represented by your proxy will be voted FOR each of the director candidates nominated by the Board, FOR approval of the Company’s fiscal year 2013 named executive officer compensation and FOR the ratification of the appointment of Ernst and Young LLP as independent registered public accounting firm for fiscal year 2014, and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. If you return a proxy with abstentions, your shares will not be voted, but will be included in determining whether a quorum is present.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

How to Vote Your Shares

Voting shares as a shareholder of record

If you are the shareholder of record, you may vote in person at the Annual Meeting or by proxy.

•	To vote in person, attend the Annual Meeting and cast your vote prior to the start of the Annual Meeting.

•	If you will not be attending the Annual Meeting, you may vote by proxy via the Internet, by mail or by telephone by following the instructions provided in the Notice.

Voting shares as a beneficial owner of II-VI shares held in street name

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, and you wish to vote in person at the Annual Meeting, you should obtain a valid proxy from the organization that holds your shares. If you will not be attending the Annual Meeting, you should receive voting instructions directly from that organization. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

Revoking a Proxy

If you give a proxy, you may revoke it at any time prior to the Annual Meeting by taking any of the following steps prior to or at the Annual Meeting:

•	providing a written revocation to Robert D. German, the Secretary of the Company, at the above Company address with a later date than any proxy previously provided;

•	submitting a subsequent properly completed proxy bearing a later date than any previous proxy; or

•	by casting a ballot at the Annual Meeting.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

Proposal 1 – Election of Directors

Each outstanding share of our Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are three directors to be elected to Class II of our Board at the Annual Meeting. The Board has nominated Peter W. Sognefest, Francis J. Kramer and Wendy F. DiCicco for election to the Board. Each of these three nominees is currently a director of the Company. A majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director. This means that each nominee must receive more votes “for” than “against” him or her to be elected. The Board of Directors recommends that you vote FOR the election of each of the Board’s nominee for director.

Proposal 2 – Non-Binding Advisory Vote to Approve 2013 Named Executive Officer Compensation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to approve the compensation of our named executive officers for fiscal year 2013. The vote is advisory and non-binding on the Company; however, the compensation committee will consider the voting results among other factors when making future decisions regarding executive compensation. The Board of Directors recommends that you vote FOR the resolution approving the Company’s fiscal year 2013 named executive officer compensation.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Proposal 3 – Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP to audit the Company’s financial statements for 2014 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. The audit committee is responsible for appointing the Company’s independent registered public accounting firm. The audit committee is not bound by the outcome of this vote but, if the appointment of Ernst & Young LLP is not ratified by shareholders, the audit committee will reconsider the appointment. The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

For each of the matters to be voted on at the Annual Meeting, abstentions will be counted for purposes of determining whether there is a quorum and will have the same effect as a vote against the proposal (except in the election of Directors, where they will be disregarded). If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to non-routine matters to be acted upon at the Annual Meeting, including the election of directors and the non-binding advisory vote to approve the 2013 named executive officer compensation. Thus, if you do not give your broker or nominee specific voting instructions, your shares will not be voted on these matters and will not be counted in determining the number of votes necessary for approval. However, shares that brokers and nominees are not otherwise authorized to vote will be counted in determining whether there is a quorum present.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall establish the number of directors, which shall be not less than five nor more than eleven members. The By-Laws also provide for a Board of Directors of three classes, each class consisting of as nearly an equal number of directors as practicable, as determined by the Board. At present, the number of directors is nine, consisting of three directors in each of Classes One, Two and Three.

The current term of our Class Two Directors expires at the Annual Meeting. Accordingly, three directors are to be elected to Class Two, each to hold office for terms of three years or until such time as their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. A vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his or her successor is elected and qualified, or until his or her death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

Majority Voting Standard for Election of Directors

Pursuant to the Company’s By-Laws, each of the incumbent director nominees (Messrs. Sognefest and Kramer and Ms. DiCicco) has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “AGAINST” than votes “FOR” such person’s election. If this occurs, such incumbent director will continue as a director of the Company for a term ending in 2016 but the Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation previously tendered by such director or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

The persons named as proxies for this Annual Meeting were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting as follows: for the election of Peter W. Sognefest, who has served as a director of the Company since 1979, Francis J. Kramer, President and Chief Executive Officer of the Company who has served as a director of the Company since 1989 and Wendy F. DiCicco, who has served as a director of the Company since 2006. The Board of Directors knows of no reason why each nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees is unable or unwilling to serve as a director of the Company, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors.

Information Regarding the Company’s Board of Directors

The professional and personal backgrounds, experience, qualifications, attributes and skills of each of the director nominees, which are described below, reflect the qualities that the Company seeks in its Board members. In addition to the specific examples set forth below, the Board and the Company believe that the broad-based business knowledge, commitment to ethical and moral values, personal and professional integrity, sound business judgment and commitment to corporate citizenship demonstrated by the nominees make them exceptional candidates for these positions.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Name	Class	Expiration of Term	Age	Director Since	Position(s) With II-VI	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Subsidiary Committee
Non-Employee Directors:
PETER W. SOGNEFEST	Two	2013	72	1979	Director		Chair		Member
WENDY F. DICICCO	Two	2013	46	2006	Director	Chair	Member	Member	Member
CARL J. JOHNSON	Three	2014	71	1971	Chairman of the Board; Director				Member
THOMAS E. MISTLER	Three	2014	71	1977	Lead Independent Director; Director	Member		Chair	Member
JOSEPH J. CORASANTI	Three	2014	49	2002	Director	Member	Member	Member	Member
MARC Y.E. PELAEZ	One	2015	67	2002	Director		Member		Chair
HOWARD H. XIA	One	2015	52	2011	Director			Member	Member

Employee Directors:
FRANCIS J. KRAMER	Two	2013	64	1989	President and Chief Executive Officer; Director
VINCENT D. MATTERA, JR (1)	One	2015	57	2012	Executive Vice President; Director

(1)	Dr. Mattera previously served as a non-employee director from 2000 through 2002.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF CLASS TWO DIRECTORS

(PROPOSAL 1)

Nominees for Class Two Directors Whose Terms will Expire in 2016

Peter W. Sognefest. Mr. Sognefest is President, Chief Executive Officer and Chairman of Seamoc, Inc., a private consulting firm. From 2002 to 2003, Mr. Sognefest was Vice-Chairman of Xymox Technologies, Inc. (“Xymox”), a manufacturer of membrane switches. From 1996 to 2002, he was President and Chief Executive Officer of Xymox. From 1994 until 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until 1994, he was President and Chief Executive Officer of IRT Corporation. From 1984 to 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC), which he founded in 1984. Mr. Sognefest was Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. (“Motorola”) from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois. Mr. Sognefest brings to our Board leadership skills developed through his extensive executive management experience. In particular, his experience and knowledge of manufacturing in Asia contributes to the Board’s breadth of knowledge in this area.

Francis J. Kramer. Mr. Kramer has been employed by the Company since 1983, has been its President since 1985, and has been its Chief Executive Officer since 2007. Previously, Mr. Kramer served as the Company’s Chief Operating Officer from 1985 to 2007. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh with a B.S. degree in Industrial Engineering and from Purdue University with a M.S. degree in Industrial Administration. Mr. Kramer is a director of Barnes Group Inc., a publicly traded aerospace and industrial manufacturing company, since 2013. Mr. Kramer provides the Board with insight into the Company’s business operations, opportunities and challenges. In addition, Mr. Kramer’s history with the Company, laser industry experience and business background support his leadership skills and contributions to the Board.

Wendy F. DiCicco. Ms. DiCicco has served as Chief Financial Officer of Nuron Biotech, Inc., a privately held biotech company, since 2012. From 2010 to 2011, Ms. DiCicco served as Chief Financial Officer of Quench USA, a privately held company providing purified water. From 2008 to 2009, Ms. DiCicco served as Chief Financial Officer of Globus Medical, Inc., a medical technology company. From 1998 to 2008, Ms. DiCicco served as Chief Financial Officer of Kensey Nash Corporation, a medical technology company. From 1996 to 1998, she was Controller of Kensey Nash Corporation. She was an Accounting and Audit Manager with Deloitte & Touche from 1994 to 1996. From 1990 to 1994, she held positions of Staff Accountant and Senior Accountant with Deloitte & Touche. Ms. DiCicco graduated from Philadelphia College of Textiles and Science with a B.S. degree in Accounting. Ms. DiCicco is a Certified Public Accountant in the Commonwealth of Pennsylvania and is a member of the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and Financial Executives International. Ms. DiCicco is a National Association of Corporate Directors (NACD) Governance Fellow. Ms. DiCicco adds financial reporting and management skills as a result of her career, including her experience with a large public accounting firm, and further enhances the Board’s knowledge base with respect to accounting, financial and other matters which makes her a valuable member of our Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS

A VOTE FOR ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

CONTINUING DIRECTORS

Existing Class Three Directors Whose Terms Expire in 2014

Carl J. Johnson. Dr. Johnson was a co-founder of the Company in 1971. He retired as an employee in May 2010. Dr. Johnson serves as Chairman of our Board. He served as President of the Company from 1971 until 1985, as Chief Executive Officer from 1985 until 2007, and in the executive position of Chairman from 2007 to 2010. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively. His scientific knowledge along with his technological vision and operational know-how provide strategic direction to the Company and the Board of Directors.

Thomas E. Mistler. Mr. Mistler was an operating partner for Buckingham Capital Partners, a private investment firm, from 2003 through 2009. Mr. Mistler was President, Chief Executive Officer and a director of ESCO Holding Corp. and Engineered Arresting Systems Corporation, a manufacturer of aircraft and vehicle arresting systems, from 1999 to 2003. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation (“Westinghouse”), where he was employed from 1965 to 1998. Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse including serving as President of Westinghouse Saudi Arabia Limited from 1981 to 1984. Mr. Mistler graduated from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler possesses executive management, operational and corporate governance experience, which contribute greatly to our Board. In addition, his engineering background and the international business experience he has developed throughout his career make him a valuable member of our Board of Directors.

Joseph J. Corasanti. Mr. Corasanti has served as President and Chief Executive Officer of CONMED Corporation (“CONMED”), a publicly traded medical technology company, since 2006. From 1999 to 2006, he served as President and Chief Operating Officer of CONMED. From 1998 to 1999, he was Executive Vice President/General Manager of CONMED. He served as General Counsel and Vice President-Legal Affairs for CONMED from 1993 to 1998. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. He is a director of CONMED. Mr. Corasanti’s current executive position and his service on another publicly traded company’s board have provided him with leadership skills and experience in a variety of matters which he contributes to the Company’s Board. His experience and skill set, including his legal background and acquisition experience, make him a valuable member of our Board of Directors.

Existing Class One Directors Whose Terms Expire in 2015

Marc Y.E. Pelaez. Mr. Pelaez is a Rear Admiral, United States Navy (retired). Rear Admiral Pelaez is currently a private consultant to defense and commercial companies. He was Vice President of Engineering and later Vice President of Business and Technology Development for Newport News Shipbuilding from 1996 until 2001, when it was acquired by Northrop Grumman Corporation. From 1993 to 1996, Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy (Research, Development, and Acquisition) from 1990 to 1993. From 1968 to 1990, he held numerous positions, including command assignments in the United States Navy. He is a graduate of the United States Naval Academy. Mr. Pelaez has a broad background and understanding of technology and technology development, an

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

understanding of military procurement practices, as well as management leadership and consulting skills developed throughout his military and civilian careers. All of these factors make him a valuable member of our Board of Directors.

Howard H. Xia. Dr. Xia has served as General Manager of Vodafone China Limited, a wholly-owned company of Vodafone Group Plc, a publicly traded telecommunication company, since 2001. From 1994 to 2001, he served as a Director-Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994 and was a Senior Engineer at PacTel cellular from 1990 to 1992. Dr. Xia holds a B.S. in Physics from South China Normal University, an M.S. in Physics and Electrical Engineering and a Ph.D. in Electrophysics from Polytechnic Institute of New York University. Dr. Xia’s extensive knowledge of and experience in the telecommunications industry, his knowledge of international business including that with China, and strong leadership skills make him a valuable member of our Board of Directors. In particular, his experience and knowledge of telecommunications in Asia contributes to the Board’s breadth of knowledge in this area.

Vincent D. Mattera, Jr. Dr. Mattera has been employed by the Company since 2004 as a Vice President and has been its Executive Vice President since 2010. Dr. Mattera served in various executive roles in product development at Lucent Technologies from 1995 to 2004. From 1984 to 1995, he held management positions with AT&T Bell Laboratories. Dr. Mattera previously served as a non-employee director of the Company from 2000 through 2002. Dr. Mattera holds B.S. and Ph.D. degrees in Chemistry from the University of Rhode Island and Brown University, respectively. Dr. Mattera’s educational background, his extensive industry experience and his history with the Company makes him a valuable member of our Board of Directors.

MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors held five (5) meetings during fiscal year 2013, with certain meetings occurring over a two-day period. Each director attended 100% of the meetings of the Board of Directors and any committee of which he or she was a member during the period for which such person served as a director and committee member, except for Ms. DiCicco who was absent from one Audit Committee and two Compensation Committee conference call meetings in May 2013, as a result of unexpected business demands. The Board of Directors has the authority to hire independent advisors to help fulfill its duties.

The Board of Directors has four standing committees: Audit; Compensation; Corporate Governance and Nominating; and Subsidiary.

Audit Committee

The Board has an Audit Committee comprised solely of independent directors. The Audit Committee’s duties, which are set forth in a written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com) include overseeing the Company’s discharge of its financial reporting obligations and relationship with its independent public accounting firm, monitoring performance of the Company’s business plan, reviewing the Company’s internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee has the authority to hire independent advisors to help it fulfill its duties. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. The Board of Directors has determined that Wendy F. DiCicco qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and that she has the requisite level of financial sophistication required by the

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

listing standards of NASDAQ. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of NASDAQ. The Audit Committee held four (4) meetings during fiscal year 2013.

Compensation Committee

The Board has a Compensation Committee comprised solely of independent directors. The Compensation Committee is responsible for determining, in accordance with its written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com), the compensation of the Company’s directors and executive officers. The Compensation Committee’s duties also include administering and interpreting the Company’s 2012 Omnibus Plan (the “2012 Omnibus Plan”), the II-VI Incorporated Deferred Compensation Plan and certain bonus plans covering executive officers and other employees (as described hereinafter). The Compensation Committee selects from eligible employees those persons to whom awards will be granted and determines the types of awards to be granted, the number of shares to be included in any stock-based award, any restrictions on the exercise or vesting of shares subject to a stock-based award, or any portion thereof, and the exercise price, in the case of stock option awards. In addition, the Compensation Committee is authorized, subject to limited exceptions, to make any amendments or modifications to the 2012 Omnibus Plan, to suspend the operation of the 2012 Omnibus Plan, and to make all other determinations necessary to the administration of the 2012 Omnibus Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The Compensation Committee has the authority to hire independent advisors to help it fulfill its duties. The Compensation Committee held nine (9) meetings during fiscal year 2013.

For a description of the Compensation Committee’s processes and procedures in connection with its consideration and determination of executive compensation, see “Compensation Discussion and Analysis” and, for director compensation, see “Director Compensation” Within this Proxy Statement.

Corporate Governance and Nominating Committee

The Board has a Corporate Governance and Nominating Committee comprised solely of independent directors. The Corporate Governance and Nominating Committee, in accordance with its written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com), develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the Board of Directors. The Corporate Governance and Nominating Committee has the authority to hire independent advisors to help it fulfill its duties. For additional information regarding the skills and qualifications our Corporate Governance and Nominating Committee consider with respect to potential director nominees, see “Nomination of Candidates for Director” within this Proxy Statement. The Corporate Governance and Nominating Committee held four (4) meetings during fiscal 2013.

Subsidiary Committee

The Board has a Subsidiary Committee comprised of independent and non-employee directors. The Subsidiary Committee, in accordance with its written charter (a current copy of which is available under the “Investors” tab on the Company’s website at www.ii-vi.com), oversees the activities of the Company’s operating subsidiaries, as directed from time to time by the Board of Directors. Members of the Subsidiary Committee are requested to attend selected quarterly meetings of the Company’s operating subsidiaries and report back to the Board on material developments. The Subsidiary Committee has the authority to hire independent advisors to help fulfill its duties. The Subsidiary Committee held four (4) meetings during fiscal year 2013.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

NASDAQ listing standards provide that a majority of the Company’s Board of Directors must be comprised of independent directors (as defined therein). Our Corporate Governance Guidelines further provide that, in accordance with II-VI’s long-standing policy, a substantial majority of the members of the Company’s Board of Directors must qualify as independent directors (as defined by NASDAQ listing standards). The Board of Directors has determined that none of the continuing directors or nominees for election as director, other than Carl J. Johnson, Francis J. Kramer and Vincent D. Mattera, Jr. (solely as a result of Dr. Johnson’s employment history with the Company and Mr. Kramer’s and Dr. Mattera’s current employment by the Company), has a material relationship with the Company (other than as director) and is therefore “independent” within the meaning of the current listing standards of NASDAQ. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company. The Board of Directors considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. When assessing the “materiality” of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to whom the director is related and organizations with which the director is affiliated.

Nomination of Candidates for Director

The Company will consider director candidates from several sources including existing directors, members of the Company’s management team, shareholders and third-party search firms.

The Company’s By-Laws describe the procedures to be followed by a shareholder in recommending nominees for director to be considered at an annual meeting. In general, such nominations can only be made by a shareholder in good standing, must be in writing and must be received by our Chairman of the Board of Directors no later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the anniversary date of the mailing date of the Company’s proxy statement in connection with the previous year’s annual meeting. In addition, the nominations must include certain information regarding the nominating shareholder and the nominee for director, including, without limitation, their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder and information concerning the proposing shareholder and/or such nominee that would be required for inclusion in a proxy statement filed with the SEC. In addition, to be eligible for election as a director of the Company, the nominee must deliver (in accordance with the time periods prescribed for delivery of the notice described above) a written questionnaire with respect to the background and qualifications of such person and the written representation and agreement described in the Company’s By-Laws (in a form to be provided by the Secretary upon written request).

The Corporate Governance and Nominating Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those factors set forth in the Company’s Corporate Governance and Nominating Committee Charter. In general, candidates nominated for election to the Board of Directors should possess the following qualifications:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Broad training and experience in policy-making decisions in business;

•	Expertise that is useful to the Company and complementary to the background and experience of our other directors;

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

•	Willingness to devote the amount of time necessary to carry out the duties and responsibilities of a director;

•	Commitment to serve on the Board of Directors over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	Willingness to represent the best interests of all shareholders and objectively appraise management performance.

Potential candidates are initially screened and interviewed by the Corporate Governance and Nominating Committee. Although the Board of Directors does not have a formal diversity policy, the Corporate Governance and Nominating Committee’s practice is to review the skills and attributes of individual Board members and candidates for the Board within the context of the current make-up of the full Board, to ensure that the Board of Directors as a whole is composed of individuals who, when combined, provide a diverse portfolio of experience, knowledge, talents and perspectives that will serve the Company’s governance and strategic needs. Candidates are also evaluated as to their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields as well as a global business perspective and commitment to corporate citizenship.

All members of the Board of Directors may interview the final candidates. The same evaluation procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Size of the Board

As provided in the Company’s By-Laws, the Board of Directors is comprised of no less than five and no more than eleven members. The exact number of directors is determined by the Board based on its current composition and requirements.

Board Structure and Lead Independent Director

The role of Chairman of the Board is currently held by Carl J. Johnson, while the role of Chief Executive Officer is held by Francis J. Kramer. Our Board believes that the separation of these roles helps to ensure appropriate oversight of the Company by the Chairman of the Board, while enabling our Chief Executive Officer to focus his energies on the management of the Company and its day-to-day operations.

Dr. Johnson served as Executive Chairman of our Board from 1985 until 2010, when he officially retired from employment with the Company. He continues to serves as Chairman of our Board, albeit in a non-executive capacity. During the time that Dr. Johnson served as Executive Chairman, our Board determined that it was appropriate to appoint a Lead Independent Director, to ensure that the Board of Directors served in a capacity which was independent of management and that the directors had an independent leadership contact. Thomas E. Mistler was appointed by the Board of Directors to fill this position and continues to hold this position. Despite the fact that Dr. Johnson no longer serves as Chairman in an executive capacity, our Board has determined that it remains appropriate to maintain the Lead Independent Director position, based on the positive attributes of such a position.

In general, the primary responsibilities of the Lead Independent Director include:

•	Chairing executive sessions of the independent directors conducted at each Board meeting;

•	Chairing meetings of the Board of Directors in the Chairman’s absence; and

•	Carrying out other duties as requested by the Corporate Governance and Nominating Committee and the Board of Directors.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Board’s Role in the Oversight of Risk Management

The Audit Committee of the Board of Directors has been designated to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee schedules time for periodic review of risk assessment and activities being undertaken by management throughout the year, in addition to its other duties. In this role, the Audit Committee receives reports from management, internal audit, and other advisors, and strives to generate serious and thoughtful attention to the Company’s risk management processes and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks. Although the Audit Committee leads these efforts, risk management is periodically reported on at the full Board level and feedback is sought from each director as to the most significant risks that the Company faces. This is principally accomplished through Audit Committee reports to the Board and discussions with management.

In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands the importance of risk management and to incorporate it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

Communication with Directors

Shareholders wishing to communicate with the Company’s Board of Directors may do so by sending a written communication addressed to the Lead Independent Director or to any member of the Board of Directors individually in care of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received at the Company’s principal executive offices will be delivered or forwarded to the individual director as soon as practical except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward all communications received from its shareholders that are simply addressed to the Board of Directors to the chairperson of the applicable Board committee whose function is most closely related to the subject matter of the communication.

Director Mandatory Retirement

The Board of Directors has a retirement policy for directors. Under this policy, directors must retire and/or resign from the Board of Directors upon reaching the age of 75. There are no directors retiring pursuant to this policy at the Annual Meeting.

Standing Board Limits

Board members are limited to serving on a maximum of three public company boards (excluding the Company). All directors currently comply with this requirement.

Change in Director Occupation

Pursuant to a policy adopted by the Board of Directors, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director should tender his or her resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will then recommend to the Board any action to be taken with respect to the proposed resignation.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Executive Sessions of Non-Employee Directors

Executive sessions of non-employee directors, consisting of all directors other than Francis J. Kramer and Vincent D. Mattera Jr., are held at each regularly scheduled meeting of the Board of Directors. The Lead Independent Director presides over these meetings.

Director Attendance at Annual Meeting of Shareholders

Directors are expected to attend the Annual Meeting. All incumbent directors attended last year’s annual meeting.

Code of Business Conduct and Ethics

The Board of Directors has approved and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all directors, officers and employees of the Company and its subsidiaries. In addition, the Company has adopted an additional Code of Ethics for Senior Financial Officers. These documents are available under the “Investors” tab on the Company’s website at www.ii-vi.com. The Company will promptly disclose on its website (i) any amendments or waivers with respect to a director’s or executive officer’s compliance with the Code of Conduct and (ii) any amendments or waivers with respect to any provision of the Code of Ethics for Senior Financial Officers. Employees are required and encouraged to report suspected violations of our Code of Conduct, on an anonymous basis. Anonymous reports are forwarded for review by the Audit Committee.

Review and Approval of Related Person Transactions

The Company does not maintain a separate policy regarding the review, approval or ratification of transactions with related persons; instead, the policies and procedures for handling related person transactions are set forth in the Company’s Code of Conduct.

The Company’s Code of Conduct requires that all of the Company’s directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, the Company’s Code of Conduct provides that each of the Company’s directors, officers and employees must openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and the Company’s interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, the Company. Waivers under the Code of Conduct for any of the Company’s executive officers or directors shall be granted only by the Board of Directors or a properly designated committee of the Board. It is expected that only those matters that are in the best interests of the Company would be approved or waived under our Code of Conduct.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION IN FISCAL YEAR 2013

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their overall responsibilities as well as the skill-level required for members of the Company’s Board of Directors. Directors are subject to the Company’s minimum share ownership requirement of 4,000 shares of Common Stock. A director who does not comply with this requirement would not be permitted to stand for re-election. As of the date of this Proxy Statement, all directors meet or exceed this requirement.

The compensation program for our non-employee directors is reviewed periodically by our Compensation Committee to ensure the program remains competitive. As part of the Compensation Committee’s review, the types and levels of compensation offered to our non-employee directors are compared to those offered by a select group of comparable companies. The companies comprising this group are the same comparator group utilized for the Company’s named executive officers (the “Comparator Group”) listed in “Compensation Discussion and Analysis.”

The Compensation Committee strives to set director compensation at levels that are competitive with our Comparator Group. Currently, the overall compensation level of the Company’s directors ranges within the third quartile of compensation provided by the Comparator Group.

The components of our non-employee director compensation program for fiscal 2012 and 2013 were as follows:

Compensation Item	2012	2013
Annual retainer	$37,000	$37,000

Board of Director meeting fee	$1,500	$1,500
Committee meeting fee except for Subsidiary Committee	$1,000	$1,000
Subsidiary Committee meeting fee	$1,500	$1,500
Conference call in lieu of meeting fee except for Subsidiary Committee	$1,000	$1,000

Chairman of the Board retainer	$30,000	$30,000
Annual fee for Audit Committee Chair	$12,000	$12,000
Annual fee for Compensation Committee Chair	$7,000	$7,000
Annual fee for Corporate Governance and Nominating Committee Chair	$7,000	$7,000
Annual fee for Subsidiary Committee Chair	$5,000	$5,000
Lead Independent Director retainer	$2,000	$2,000

Fair Value of annual stock option award	$81,500	$81,500
Fair Value of annual restricted stock award	$81,500	$81,500

Non-Employee Director Equity Program

Annual equity awards are typically granted to each eligible non-employee director. In August 2012, each non-employee director received a stock option grant to acquire 8,620 shares of Common Stock at an exercise price of $18.93 per share, the fair market value of our stock on the date of grant, with a total fair value of $81,500 (using a Black-Scholes valuation). Options received by non-employee directors have the same terms as those

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

granted to our employees. In addition, each non-employee director received a restricted stock award grant of 4,310 shares of Common Stock at a price of $18.93 per share, with a total fair value of $81,500. The restricted stock awards have the same terms as those granted to our employees.

The table below summarizes the compensation paid by the Company to our non-employee directors for fiscal year 2013. Francis J. Kramer, our President and Chief Executive Officer, and Vincent D. Mattera, Jr., our Executive Vice President, are members of the Board of Directors, but did not receive any additional compensation in connection with their service on our Board of Directors during fiscal year 2013. Compensation for Mr. Kramer and Dr. Mattera is reported in the Summary Compensation Table and the other tables set forth herein.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2013

Non-Employee Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
JOSEPH J. CORASANTI	$67,500	$81,500	$81,500	$230,500
WENDY F. DICICCO	72,000	81,500	81,500	235,000
CARL J. JOHNSON	121,000	81,500	81,500	284,000
THOMAS E. MISTLER	92,500	81,500	81,500	255,500
MARC Y.E. PELAEZ	111,500	81,500	81,500	274,500
PETER W. SOGNEFEST	101,500	81,500	81,500	264,500
HOWARD H. XIA	71,500	81,500	81,500	234,500

(1)	Represents the aggregate grant date fair value of restricted stock issued to the non-employee directors under the 2012 Omnibus Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 . The grant date fair value of restricted stock was computed based upon the closing price of the Company’s Common Stock on the date of grant.

(2)	Represents the aggregate grant date fair value of option awards issued by the Company to the non-employee directors under the 2012 Omnibus Plan, computed in accordance with FASB ASC Topic 718. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value, if any that a director may realize upon exercise of stock options will depend on the excess of the stock option price over the strike value on the date of exercise. As such, there is no assurance that the value realized by a director will be at or near the value estimated by the Black-Scholes model. Refer to Note 1 to the Consolidated Financial Statements in the Company’s Annual Report Form 10-K for fiscal year 2013 for relevant assumptions used to determine the valuation of option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth the aggregate number of shares of restricted stock and shares underlying stock options held by each of our non-employee directors as of June 30, 2013:

Non-Employee Director	Restricted Stock (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)
JOSEPH J. CORASANTI	12,910	104,300	72,052
WENDY F. DICICCO	12,910	99,340	67,092
CARL J. JOHNSON	12,910	25,820	5,020
THOMAS E. MISTLER	12,910	145,740	113,492
MARC Y.E. PELAEZ	12,910	145,740	113,492
PETER W. SOGNEFEST	12,910	59,740	27,492
HOWARD H. XIA	8,960	17,920	1,860

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Shareholders

The following table sets forth certain information as of August 31, 2013 with respect to the ownership by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of II-VI Common Stock. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table. Ownership information is as reported by the shareholder as of the date of its respective Schedule 13G filing.

Name and Address	Number of Shares of Common Stock	Percent of Common Stock
COLUMBIA WANGER ASSET MANAGEMENT, L.P. (1)	7,178,000	11.6%
227 WEST MONROE STREET, SUITE 3000
CHICAGO, IL 60606
BLACKROCK INC. (2)	3,999,292	6.4%
40 EAST 52nd STREET
New York, NY 10022
THE VANGUARD GROUP (3)	3,214,786	5.2%
100 VANGUARD BLVD.
MALVERN, PA 19355

(1)	Information is derived from a Schedule 13G/A filed with the S C on February 14, 2013, in which Columbia Wanger Asset Management, L.P., a registered investment advisor, reported sole voting power over 6,429,000 shares and sole dispositive power over 7,178,000 shares of Common Stock. As reported in the Schedule 13G/A, such shares are owned by various investment companies, trusts and accounts to which Columbia Wanger Asset Management, L.P. provides investment advice.

(2)	Information is derived from a Schedule 13G/A filed with the SEC on February 13, 2013, in which BlackRock, Inc. reported sole voting and dispositive power over 3,999,292 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock Inc. are owned by various investment companies affiliated with BlackRock Inc.

(3)	Information is derived from a Schedule 13G/A filed with the S EC on February 13, 2013, in which The Vanguard Group, a registered investment advisor, reported sole voting power over 76,441 shares, sole dispositive power over 3,137,745 shares and shared dispositive power over 74,041 shares of Common Stock. As reported in the Schedule 13G/A, such shares are owned by various investment companies, trusts and accounts to which The Vanguard Group provides investment advice.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Stock Beneficially Owned by Directors and Officers

The following table contains information regarding the beneficial ownership of shares of II-VI Common Stock as of August 31, 2013 by our current directors, executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. The information appearing under the heading “Shares” was supplied to us by the persons listed in the table.

	Beneficial Ownership of Common Stock (1)
	Shares	Percent
CARL J. JOHNSON (2) c/o II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056	6,673,272	10.7%
JOSEPH J. CORASANTI (3) (4)	104,485	*
WENDY F. DICICCO (3) (4)	96,725	*
FRANCIS J. KRAMER (3) (4) (5)	1,104,999	1.8%
VINCENT D. MATTERA, JR. (3) (4)	301,025	*
THOMAS E. MISTLER (3) (4) (6)	1,800,193	2.9%
MARC Y.E. PELAEZ (3) (4)	143,125	*
PETER W. SOGNEFEST (3) (4) (7)	42,821	*
HOWARD H. XIA (3) (4) (8)	22,539	*
JAMES MARTINELLI (9)	196,316	*
CRAIG A. CREATURO (10)	200,824	*
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (ELEVEN PERSONS) (11)	10,686,324	16.7%

*	Less than 1%

(1)	Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2)	Includes 3,095,193 shares of Common Stock directly held by Dr. Johnson over which he has sole voting and investment power, 10,184 shares subject to stock options held by Dr. Johnson which are exercisable within 60 days of August 31, 2013, and 13,095 shares of restricted stock. Also includes 1,454,128 shares held by Dr. Johnson’s wife, as to which he disclaims beneficial ownership, 838,781 shares held in a charitable trust over which Dr. Johnson has shared voting and investment power and 1,261,891 shares held in a non-profit foundation over which Dr. Johnson has shared voting and investment power.

(3)	Includes the following share amounts subject to stock options that are exercisable within 60 days of August 31, 2013: 80,640 shares held by Mr. Corasanti, 75,680 shares held by Ms. DiCicco, 435,736 shares held by Mr. Kramer, 178,770 shares held by Dr. Mattera, 122,080 shares held by Mr. Mistler, 122,080 shares held by Rear Admiral Pelaez, 18,184 shares held by Mr. Sognefest and 5,444 shares held by Dr. Xia.

(4)	Includes 13,095 shares of restricted stock held by Mr. Corasanti, Ms. DiCicco, Mr. Mistler, Rear Admiral Pelaez, Mr. Sognefest and Dr. Xia, 71,908 shares of restricted stock held by Mr. Kramer and 43,930 shares of restricted stock held by Dr. Mattera.

(5)	Includes 285,401 shares held in a Spousal Limited Access Trust to which Mr. Kramer disclaims beneficial ownership.

(6)	Includes 361,296 shares held in trust and 1,299,772 shares held in limited partnerships for which Mr. Mistler serves as a general partner.

(7)	Includes 320 shares held by Mr. Sognefest’s son, as to which shares he disclaims beneficial ownership. As of August 31, 2013, 4,254 of shares held by Mr. Sognefest are pledged as security to a loan from a financial institution.

(8)	Includes 4,000 shares held in a trust.

(9)	Includes 11,200 shares over which Mr. Martinelli has shared voting and investment power. Amount also includes 92,238 shares subject to stock options held by Mr. Martinelli, which are exercisable within 60 days of August 31, 2013 and 19,858 shares of restricted stock held by Mr. Martinelli.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

(10)	Includes 35,050 shares over which Mr. Creaturo has shared voting and investment power. Amount also includes 72,576 shares subject to stock options held by Mr. Creaturo, which are exercisable within 60 days of August 31, 2013, and 30,674 shares of restricted stock held by Mr. Creaturo.

(11)	Includes a total of 1,213,612 shares subject to stock options exercisable within 60 days of August 31, 2013 and a total of 258,035 shares of restricted stock held by executive officers and directors as a group.

EXECUTIVE OFFICERS

Set forth below is certain information concerning each of our current Named Executive Officers.

Name	Age	Position(s) With Hexcel
FRANCIS J. KRAMER	64	President and Chief Executive Officer; Director
VINCENT D. MATTERA, JR.	57	Executive Vice President; Director
CRAIG A. CREATURO	43	Chief Financial Officer and Treasurer
JAMES MARTINELLI	55	Vice President, Military & Materials Businesses

FRANCIS J. KRAMER. For biographical information concerning Mr. Kramer, see “ELECTION OF CLASS TWO DIRECTORS” above.

VINCENT D. MATTERA, JR. For biographical information concerning Dr. Mattera, see “CONTINUING DIRECTORS” above.

CRAIG A. CREATURO. has been employed by the Company since 1998 and has been its Chief Financial Officer since 2004 and Treasurer since 2000. Previously, Mr. Creaturo served as Chief Accounting Officer, Director of Finance, Accounting and Information Systems and Corporate Controller. Prior to his employment by the Company, Mr. Creaturo was employed by the Pittsburgh, Pennsylvania office of Arthur Andersen LLP from 1992 to 1998 and served in the audit and attestation division with a final position as Audit Manager. Mr. Creaturo graduated from Grove City College with a B.S. degree in Accounting. Mr. Creaturo is a Certified Public Accountant in the Commonwealth of Pennsylvania and is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

JAMES MARTINELLI. has been employed by the Company since 1986 and has been Vice President, Military & Materials Businesses since 2003. Previously, Mr. Martinelli served as General Manager of Laser Power Corporation from 2000 to 2003. Mr. Martinelli joined the Company as Accounting Manager in 1986, was named Corporate Controller in 1990 and named Chief Financial Officer and Treasurer in 1994. Prior to his employment with the Company, Mr. Martinelli served as Accounting Manager at Tippins Incorporated and Pennsylvania Engineering Corporation from 1980 to 1985. Mr. Martinelli graduated from Indiana University of Pennsylvania with a B.S. degree in Accounting.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY OF OUR COMPENSATION PHILOSOPHY

From the time of our Initial Public Offering in 1987 until 2010, our compensation philosophy has aligned executive pay to Company performance primarily by establishing compensation targets and goals based on the Company’s annual budget with a focus on the three financial metrics that the Company believes drives shareholder return. These financial metrics are growth in revenues, growth in net earnings and return on sales (ROS). Over our first 23 years of being publicly traded, our revenues grew at an average annual compounded growth rate of 17%, net earnings grew at 19%, and return on sales averaged 10% while delivering positive net earnings each year like we have done since 1973. These financial achievements typically placed our performance in the upper quartile when compared to public-company peers.

Beginning in fiscal year 2011, we enhanced our Pay-for-Performance philosophy by completing a three-step process which is described as follows:

1.	Establish a process with the assistance of our external compensation consultants to formally update our public-company peer group to ensure these selected peers demonstrate sustained levels of high financial performance over one, three and five year periods.

2.	Determine where our budgeted financial performance for the upcoming year ranks against our peer companies to determine the expected performance ranking relative to our peers. Based on this expected performance ranking, we align our targeted total direct compensation of our Chief Executive Officer to the expected performance position in comparison to the peer group.

3.	Monitor the actual financial performance of the Company and its peer group throughout the fiscal year.

While we believe the above process is effective in aligning pay for performance, in fiscal year 2014 we will take additional steps to adjust the timing of certain pay elements to allow for better alignment with actual Company and peer performance. These planned enhancements are described in further detail at the end of this Compensation Discussion & Analysis section.

FISCAL YEAR 2013 COMPENSATION DISCUSSION AND ANALYSIS

This section describes and analyzes the material elements of fiscal year 2013 compensation for our executive officers identified in the Summary Compensation Table. We refer to these individuals as our named executive officers, or “NEOs.” The Compensation Committee is responsible for determining the compensation and benefits of our NEOs. In setting NEO compensation for fiscal year 2013, the Compensation Committee did consider the results of the shareholder advisory vote on 2012 named executive officer compensation held at our 2012 Annual Meeting of Shareholders, at which 88% of the votes cast were for approval of our named executive officers’ compensation. This clear level of support, which increased from 78% in 2012, contributed to the Compensation Committee’s decision to continue to apply the principles underlying our existing compensation strategy during its 2013 annual review of the Company’s compensation approach and practices.

This compensation discussion and analysis is presented in the following sections:

1.	FISCAL YEAR 2013 COMPENSATION PHILOSOPHY AND OBJECTIVES

2.	PAY MIX – VARIABLE VS. FIXED COMPENSATION IN FISCAL YEAR 2013

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

3.	PAY FOR PERFORMANCE FOR FISCAL YEAR 2013

4.	PROCESS FOR SETTING COMPENSATION FOR FISCAL YEAR 2013

5.	COMPONENTS OF EXECUTIVE COMPENSATION FOR FISCAL YEAR 2013

FISCAL YEAR 2013 COMPENSATION PHILOSOPHY AND OBJECTIVES

World class organizations have clear purposes and challenging objectives that require talented and committed people to achieve those objectives. Every day the Company strives to be a world class organization and to provide a compensation program that reinforces and emphasizes the Company’s focus on the achievement of its business objectives. With these goals in mind, the Company has defined its global compensation philosophy and objectives, which guide the Company’s compensation practices. The Company’s executive compensation program is designed to align our executives’ compensation with the Company’s strategic objectives, while providing competitive compensation that enables us to attract, retain, motivate and reward high quality executive talent. The Company’s executive compensation philosophy is based on a fundamental philosophy of pay-for-performance with a substantial portion of pay being “at-risk,” meaning it is not guaranteed, but rather is largely earned through non-equity incentives or equity-based compensation both of which are contingent on the Company’s performance. The Compensation Committee believes in a system that rewards employees for performance. Company performance is measured by revenue growth, return on sales, earnings growth and cash flow from operations, which are all key drivers of total shareholder return.

We aligned our 2013 executive compensation with the primary objectives of our compensation philosophy, which are to:

•	Attract, retain and motivate a high caliber of executive talent;

•	Ensure that a significant portion of total direct target compensation is variable based on Company performance;

•	Encourage long-term focus while recognizing the importance of short-term performance;

•	Determine compensation based on forward-looking considerations and not solely on the basis of past compensation or results;

•	Align executive and shareholder interests by requiring NEOs to meet minimum ownership guidelines and prohibiting them from hedging or further pledging our stock;

•	Establish targets for performance-based compensation that are challenging yet attainable;

•

Discourage excessive risk taking by structuring our pay to consist of a blend of both fixed and variable elements, using an appropriate mix of short and long-term Company performance metrics, and setting maximum total payouts;

•	Maximize Company performance to enhance total shareholder return;

•

Provide externally competitive and internally equitable compensation that rewards identifiable and measurable accomplishments, and that deliver significant rewards for exceptional performance without creating incentive for the assumption of unnecessary or excessive risk; and

•

Provide incentive for innovation, quality management, responsiveness to customer needs, talent management, environmental, health and safety performance, and an action-oriented approach to opportunities in the marketplace.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

The Company’s compensation programs are managed to ensure clear communication of the Company’s desired results and to promote decisions and actions by management that produce those results. The Company’s compensation program and philosophy is characterized by the following qualities:

•

Variability (performance-based) – a significant portion of total compensation is based on Company performance. Salaries are to be generally maintained at competitive levels, with opportunities for significant upward adjustments in total compensation to be provided through performance-based cash incentive compensation and long-term equity incentive awards;

•	Clarity – all relevant performance objectives for cash incentive compensation and long-term equity incentive programs are clearly established and articulated;

•	Communicability – NEOs are made aware of and fully comprehend their earnings potential for a given year and what specific actions and results are necessary to achieve that potential;

•

Strategic Focus – compensation programs include recognition of the roles that various elements of compensation play in attracting, retaining, and motivating employees, the performance aspects that each element is best suited to reward, and the needs of the Company and its NEOs that may warrant emphasis on specific elements of pay; and

•

Risk Management – compensation programs should provide appropriate rewards for prudent risk taking, but must not create incentive for the assumption of unnecessary and/or excessive risks that would threaten the reputation or sustainability of the Company.

The Company believes that its executive compensation philosophy is best achieved by targeting base salaries at the market median of our Comparator Group and targeting total direct compensation from annual cash incentive awards and long-term equity-based awards at levels designed to provide for total direct compensation at a level consistent with the actual performance delivered as compared to our Comparator Group.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

PAY MIX – VARIABLE VS. FIXED COMPENSATION IN FISCAL YEAR 2013

Our executive compensation consists of a mix of fixed and variable components. Total direct target compensation includes salary, non-equity incentive awards granted under our Bonus Incentive Plan (“BIP”), Management-by-Objective Plan (“MBO”) and Goal/Results Incentive Plan (“GRIP”), and stock awards in the form of non-qualified stock options (“NQSOs”), restricted stock awards (“RSAs”) and performance stock awards (“PSAs”). A significant portion of our NEOs compensation, ranging from 73% to 86% of total direct target compensation in 2013, is in the form of variable compensation. We believe that the long tenure of our NEOs and their demonstrated commitment to the long-term performance of the Company reflects the effectiveness of our compensation strategy. The following chart illustrates the fixed and variable elements of our target compensation for our NEOs.

(1)	Amounts include both RSAs and PSAs.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Actual NEO compensation for 2013 included the following elements:

Element	2013 Pay Action
Base Salary	Increased NEO salaries based on individual performance and evaluation against our comparator group. Increases ranged from 5% to 9%.
BIP Plan – Non-Equity Incentive	Continued the use of our corporate bonus incentive plan awarded to II-VI corporate employees. The Company targets 16.7% of qualified base salary for the II-VI corporate BIP Plan for achieving budgeted financial results. During fiscal year 2013, actual payout to our NEOs was 11.3% under the BIP Plan. See “Components of Executive Compensation for 2013 – Bonus Incentive Plan”.
MBO Plan – Non-Equity Incentive	Continued our use of the MBO Plan for Mr. Creaturo. During fiscal year 2013, Mr. Creaturo earned $30,000 based on his graded performance that contributed to the achievement of pre-established team goals related to the Company’s corporate location MBO plan. See “Components of Executive Compensation for 2013 – Management-by-Objective Plan”.
GRIP Plan –Non-Equity Incentive	Continued our use of the GRIP Plan for all executive officers during fiscal year 2013. During fiscal year 2013, Mr. Kramer earned $196,570 under the GRIP plan or 11% of his total targeted award. During fiscal year 2013, Dr. Mattera earned $130,352 under the GRIP plan or 19% of his total targeted award. During fiscal year 2013, Mr. Creaturo earned $68,006 under the GRIP plan or 19% of his total targeted award. During fiscal year 2013, Mr. Martinelli earned $99,429 under the GRIP plan or 46% of his total targeted award.
Equity-Based Awards	Continued our practice of awarding our NEOs a mix of NQSOs, RSAs and PSAs with an overall objective to provide performance-based incentives aligned with shareholder interests and long-term Company strategy. NEO target equity compensation for 2013 consisted of 40% of NQSOs, 30% RSAs and 30% PSAs. See “Components of Executive Compensation for 2013 – Equity Awards”.

PAY FOR PERFORMANCE FOR FISCAL YEAR 2013

Recap of the Company’s Performance in Fiscal Year 2013

Fiscal year 2013 was a challenging year for the Company as it was impacted by multiple external forces. The Company’s Pacific Rare Specialty Metals & Chemicals, Inc. operations continued to be challenged by the volatility of the global index prices of its tellurium and selenium raw material inventory while struggling through the operational complexity of the start-up phase of a new rare earth element product line that caused delays in production and operational profitability. Furthermore, slowing growth rates in China and delayed world-wide government spending on band-width deployment build outs impacted our results specific to the telecommunications markets that we serve. Despite the challenges faced in fiscal year 2013, the Company remained committed to achieving its long-term growth objectives while delivering positive results, which included the following:

•	Generated a new record of $558.4 million in revenues, an increase of 4% from our previous record in fiscal year 2012;

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

•	Achieved a three- and five-year compounded annual revenue growth rate of approximately 17% and 12%, respectively, through fiscal year 2013;

•	Generated $50.8 million in net earnings, the Company’s 41st consecutive year of profitability;

•	Generated a new record for cash flow from operations of $107.6 million, an increase of 22% from our previous record in fiscal year 2012;

•	Achieved a three- and five-year compounded annual cash flow from operations growth rate of 14% and 19%, respectively, through fiscal year 2013;

•	Successfully completed a $25 million share-repurchase program; and

•

Supported the Company’s long-term growth objectives by completing the acquisitions of M Cubed Technologies, Inc., the Thin Film Filter business and Interleaver product line of Oclaro, Inc. and LightWorks Optics, Inc.

The items above are only a partial summary of the Company’s financial performance in fiscal year 2013. For more complete information about our fiscal year financial performance, please see the Company’s Annual Report on Form 10-K for the fiscal year 2013 filed with the Securities and Exchange Commission on August 28, 2013, which is included with our 2013 Annual Report to Shareholders.

Total Shareholder Return (“TSR”)

Our 2013 performance resulted in lower than desired shareholder return for the one-, three- and five-year periods ended June 30, 2013. We recognize that our shareholders invest in the Company with the expectation that we will deliver a level of performance that creates value. We seek to deliver sustainable value, meaning that our actions to generate short-term results should be balanced with the need for our investments in technologies, capabilities, products, markets and employees that will provide increased profitability over the long-term.

TSR is one reflection of company performance. Our Chief Executive Officer’s long-term compensation is closely aligned with our TSR performance, as over 85% of his target compensation consists of variable compensation. However, because TSR can be affected by external forces beyond the Company’s control, and does not necessarily reflect the operating performance of the Company, we believe it is appropriate to closely tie our NEO’s compensation to the performance we seek to achieve by linking variable cash and equity incentives to short-term and long-term financial and operational goals.

Non-Equity Incentives

All employees of the Company who have been employed for at least one year are eligible to participate in the Bonus Incentive Plan (“BIP”). Under the BIP, each NEO receives a cash bonus which is allocated from a percentage of the Company’s operating profit, as pre-determined by the Compensation Committee. The Company believes that the operating profits are an appropriate metric to calculate the BIP payout and helps align the interests of our NEOs with those of the Company as a whole. Please see “Components of Non-Equity Incentives” below for further description of this compensation component.

Under the Management By Objective Plan (“MBO”), selected employees receive a fixed percentage of the appropriate business unit or location’s operating profits, as determined by the Compensation Committee. The Company believes that the operating profits of each business unit or location are the appropriate metric to calculate the MBO payout as operating profits are a financial measurement of the business unit’s or location’s growth. In general terms, the MBO Plan has a payout if the business unit or location achieves operating profit and the employee accomplishes his or her pre-established team goals. Please see “Components of Non-Equity Incentives” below for further description of this compensation component.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

The Goals/Results Incentive Plan (“GRIP”) provides a mechanism for providing compensation to the NEOs based not only on the Company’s performance, but on their individual performance as well. The targeted amounts to be paid to the NEOs under this plan provide the most significant non-equity incentive compensation opportunity. Awards under the GRIP are “at-risk” based on the performance of the Company, business unit and/or location, as determined by the Compensation Committee. Each NEO receives a GRIP award with an assigned target award opportunity, expressed as a dollar amount. Please see “Components of Non-Equity Incentives” below for further description of this compensation component.

The chart below shows our cumulative TSR for the 5-year period ending June 30, 2013 compared with our CEO’s non-equity incentive awards earned for fiscal year 2008 through fiscal year 2013, of which the targeted amount generally accounts for approximately 35% to 42% of targeted total direct compensation. As shown below, the Company’s payments of non-equity incentive awards are aligned with the increases and decreases in shareholder return during the periods presented.

•	The five-year cumulative TSR shows the increase or decrease in value of a $100 investment in II-VI common stock made on July 1, 2008, as of the end of each fiscal year in the five-year period.

Performance Share Awards

The PSAs awarded for the purpose of assessing our performance for the 24 month performance period ending June 30, 2013, included two independent performance components, which are weighted equally: (i) consolidated revenues and (ii) consolidated cash flow from operations. Payout of the revenue portion of an award is independent from, and not contingent upon the payout of the cash flow portion of an award, and vice versa. The payout of these awards was recommended by the Compensation Committee and approved by the Board and was based upon the greater of (i) the actual results for the full twenty-four-month performance period or (ii) the sum of the deemed payouts for each of the four consecutive six-month periods comprising each of the performance periods, based on predetermined six-month goals. See below under the heading “Performance Share Awards” for further detail on the terms of the PSAs.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

The Compensation Committee believes that growth in revenues and cash flow from operations correlate to increased shareholder value over time and rewards both growth and the cash flow return from the assets of the Company.

In August 2013, the Compensation Committee certified, and the Board approved, the results for the 24 month performance cycle ended on June 30, 2013. These results included the Company achieving revenues of $1,093 million which was below the targeted performance level and resulted in an award payout of 61%. Additionally, these results included the Company achieving cash flow from operations of $196 million which was below the targeted performance level and resulted in an award payout of 63%. The payout of the consolidated revenue awards was based on the actual results for the full twenty-four month performance period while the payout of the consolidated cash flow from operations awards was based on the sum of the deemed payouts for each of the four consecutive six-month periods comprising the performance period, based on predetermined six-month goals. These payout results are illustrated in the graphs that follow.

Named Executive Officers Performance Shares Payout vs. Target For Period Ended June 30, 2013

The Company pays incentive compensation only after the Compensation Committee has certified the performance results for the PSA payouts. In certifying the results, the Committee ensures an independent review of our financial performance against the goals.

Development of Peer Group – Pay for Performance Alignment

In assessing market competitiveness, the total direct compensation of each Company NEOs is reviewed against executive compensation of our Comparator Group- a designated set of consistently profitable publicly-traded companies listed below. Our Comparator Group has been thoughtfully constructed by the Compensation Committee to include companies with sustained levels of high financial performance with whom we compete for investor capital, talent and market share. The Comparator Group was identified and selected by the Compensation Committee with the assistance of our outside independent compensation consultant. The

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Comparator Group for fiscal year 2013 consisted of 15 manufacturing companies with Global Industry Classification Standard (“GICS”) codes as follows:

•	GICS code 453010 – Seven companies classified as Information Technology – Semiconductors and Semiconductor Equipment – Semiconductors and Semiconductor Equipment;

•	GICS code 452030 – Six companies classified as Information Technology – Technology Hardware and Equipment – Electronic Equipment, Instruments and Components;

•	GICS code 201010 – One company classified as Industrial – Capital Goods – Aerospace and Defense;

•	GICS code 201040 – One company classified as Industrial – Capital Goods – Electrical Equipment.

Because the Company provides a wide range of products servicing multiple end markets, the Compensation Committee believes that it is important to consider peers with different GICS codes that align with the multiple segments of the Company.

The Comparator Group has revenues ranging from $0.3 billion to $1.5 billion, with median revenues of $0.8 billion. In evaluating the composition of the Comparator Group, the Compensation Committee focuses on the three key performance metrics that are used to evaluate the Company’s performance, which are (a) revenue growth, (b) earnings growth and (c) return on sales, over one-, three- and five-year performance periods. The Comparator Group’s average revenue and earnings growth for the one-, three- and five-year periods exceeded 10% while return on sales for the same periods also exceeded 10%. The Company’s Comparator Group also has executive officer positions that are comparable in terms of breadth, complexity and scope of responsibilities. For fiscal year 2013 compensation decisions, the Comparator Group remained unchanged from the prior year (with the exception of the removal of Ceradyne, Inc. and Cymer Inc. which were both acquired during fiscal year 2013 and are no longer listed as publicly traded companies) and was comprised of the following companies:

American Science & Engineering Inc.	Franklin Electric Co., Inc.	Rofin-SinarTechnologies, Inc.
Cabot Microelectronics Corp.	IPG Photonics Corporation	Rogers Corporation
Cree, Inc.	MKS Instruments, Inc.	Silicon Laboratories, Inc.
FEI Co.	Microsemi Corporation	Trimble Navigation Limited
FLIR Systems, Inc.	OmniVision Technologies, Inc.	Veeco Instruments Inc.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

In measuring the Company’s financial performance against the Comparator Group, the Compensation Committee places more emphasis on recent financial performance, by applying a weighting factor of 50% to the one-year performance metrics, 33% to the three-year performance metrics and 17% to the five-year performance metrics. In fiscal year 2013, the Company achieved a composite financial performance ranking of 10th among the Comparator Group, while the Company’s CEO total direct compensation also ranked 10th among the same Comparator Group. These results indicate that the Company’s CEO total direct compensation in 2013 was aligned with the Company’s level of performance amongst its peers.

PROCESS FOR SETTING COMPENSATION FOR FISCAL YEAR 2013

Compensation Committee Matters and Scope of Authority

The members of our Compensation Committee meet all applicable standards for independence. The Compensation Committee acts on behalf of the Board of Directors of the Company and, by extension, the shareholders to establish the compensation of executive officers of the Company and provide oversight of the Company’s global compensation philosophy. In determining fiscal year 2013 executive compensation, the Compensation Committee was advised by our independent compensation consultant which was retained directly

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

by and reported to the Compensation Committee. The compensation consultant performed no other work for the Company or for the members of the Board of Directors (other than its advisory services related to director compensation). The compensation consultant had no prior relationship with our Chief Executive Officer or with any other executive officer or director.

The Compensation Committee acts as the oversight committee with respect to our 2012 Omnibus Plan, Deferred Compensation Plan and the bonus plans covering NEOs and other employees. In overseeing those plans, the Compensation Committee may delegate, when appropriate, authority for day-to-day administration and interpretation, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers and employees of the Company. In general, certain duties such as participant selection and award determination have been delegated to the Chief Executive Officer and Vice President, Human Resources and matters regarding award documents have been delegated to the Chief Financial Officer. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of our NEOs.

The Committee’s Processes

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its desired objectives. Among those are:

•	Meetings. The Compensation Committee meets as needed each year. Compensation Committee agendas are established in advance of the meetings in consultation with the Committee Chair.

•

Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant to assist the Committee in setting executive compensation. In setting executive compensation for fiscal year 2013, the Committee used Mercer.

•

Assessment of Company Performance. The Compensation Committee uses performance measures in establishing total compensation ranges. The Compensation Committee considers various measures of Company and industry performance, including return on sales, earnings growth and revenue growth. The Board of Directors believes profitable growth is the primary objective of the Company and the NEOs should be evaluated based on and rewarded for the financial growth of the Company.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including our NEOs. During the course of the year, the Compensation Committee meets with the Chief Executive Officer and the Vice President, Human Resources to review recommendations on changes, if any, in the base salary of each NEO other than the Chief Executive Officer.

•

Target Pay Philosophy. The Compensation Committee considers relevant market pay practices when setting executive compensation to ensure alignment with performance expectation and the Company’s ability to recruit, motivate and retain high caliber talent. Based on the Compensation Committee’s judgment, current market salary practices, compensation data from the Comparator Group, compensation data provided by external compensation consultants and each employee’s contributions to the Company, the Compensation Committee recommends, and the Board approves, targeted total direct compensation for each of our NEOs for performance compared to budget with variable metrics that assure proper alignment for actual performance.

Use of Judgment

The Compensation Committee believes that the application of their collective experience and related business judgment, in addition to market data provided by its independent compensation consultant, significantly contributes to the overall compensation setting process. While market data provides an important tool for

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

analysis and decision-making, the Compensation Committee realizes that over-reliance on this data can give a false sense of comfort and accuracy. Consequently, the Compensation Committee also gives serious consideration to an individual’s personal contribution to the Company as well as his or her individual skill sets, qualifications, experience and demonstrated performance. The Company also values and seeks to reward performance that develops talent within the Company, embraces the sense of urgency that distinguishes the Company, and demonstrates the qualities of imagination and drive to resolve longer-term challenges or important new issues. These and similar qualities and competencies are not easily correlated to typical compensation benchmarking data, but deserve, and are given, consideration in reaching compensation decisions. The market data provided by our independent compensation consultant provides the Compensation Committee and senior management with the foundation for application of the above principles and the ensuing decisions.

COMPONENTS OF EXECUTIVE COMPENSATION FOR FISCAL YEAR 2013

For fiscal year 2013, our executive compensation program consisted of the following components:

(1)	base salary;

(2)	annual cash incentive awards and

(3)	long-term equity-based compensation.

The Compensation Committee believes this program appropriately balances the mix of cash and equity compensation to ensure that a significant portion of each NEO’s compensation package is “at-risk.” Historically, executive compensation for a particular fiscal year is reviewed by the Compensation Committee on a preliminary basis at its last meeting in the prior fiscal year and finalized at its first meeting in the fiscal year for which the compensation will apply. The following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for our NEOs.

Base Salary

The Compensation Committee sets base salary levels for executive officers each year based on a number of factors, including individual performance, competition in the marketplace for individuals in similar positions, the responsibilities of the particular position, the experience of the individual and the particular position’s relationship to other positions within the Company. Base salary is the one fixed component of our NEOs’ total direct compensation. In contrast, our non-equity incentives and long-term equity compensation is “at-risk” based on the Company’s performance. The Compensation Committee meets with the Chief Executive Officer and Vice President, Human Resources to review the base salaries of the other NEOs and to consider any changes thereto and also receives input from its independent compensation consultant regarding any such proposed changes. The executive officers’ base salaries are targeted at the market median for similar positions at companies included in the Comparator Group. The Compensation Committee has periodically adjusted our NEOs’ base salaries over the last several years to ensure alignment of their base salary levels to the market median for similar positions at companies in the Comparator Group. For more information regarding our NEOs’ base salaries, see the Summary Compensation Table.

Named Executive Officer	Fiscal Year 2013 Base Salary	Fiscal Year 2012 Base Salary	Percentage Increase
FRANCIS J. KRAMER	$628,000	$575,000	9.2%
VINCENT D. MATTERA, JR.	380,000	355,000	7.0%
CRAIG A. CREATURO	343,000	328,000	4.6%
JAMES MARTINELLI	300,000	275,000	9.1%

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Non-Equity Cash Incentive Programs

The Compensation Committee establishes the annual cash incentive awards program for each NEO each fiscal year based on input from several sources, including its independent compensation consultant and, for each NEO (other than the Chief Executive Officer), the Chief Executive Officer and the Vice President, Human Resources. The annual cash incentive awards are designed to target total direct compensation (including the NEO’s base salary, annual cash incentive awards and long-term equity-based compensation) at a level consistent with the actual performance delivered as compared to our Comparator Group. The Compensation Committee’s targets emphasize its pay-for-performance philosophy, which aligns compensation awards with the achievement of our performance objectives relative to our Comparator Group. Actual payouts under our annual cash incentive programs are determined by the Compensation Committee based upon the actual performance by the NEO and the Company against certain target goals, which for fiscal year 2013 were based on revenues, earnings per share, and operating profits. In addition, non-financial, strategic goals are set at the beginning of the budget year and generally comprise 10% to 20% of the GRIP bonus potential. Actual bonus program payouts also take into consideration the NEO’s leadership skills and job responsibilities. These awards are not guaranteed.

As summarized above, the Compensation Committee has established three separate types of annual cash incentive awards that may be provided to our NEOs, which are described below.

Bonus Incentive Plan

II-VI corporate employees who have been employed by the Company for at least one year are eligible to participate in the BIP. Under the BIP, each NEO may receive a cash bonus allocated from a percentage of the Company’s operating profit, as pre-determined by the Compensation Committee. The Company believes that the operating profits are an appropriate metric to calculate the BIP payout and helps align the interests of our NEOs with those of the Company as a whole. In general terms, the BIP is based on the budgeted operating profit for the Company. A fixed percentage of operating profit is allocated over the projected base wages of our NEOs and any other qualified participants such that each participant is targeted to receive a percentage of the total available pool of funds that is equal to the percentage such person’s base wages represent in relation to the base wages of all participants. Actual payouts under the BIP, if any, could deviate from the budgeted payout due to changes in actual operating profit performance as compared to the budgeted operating performance goals, and changes in actual base wages as compared to the budgeted base wages. The Company believes the established target level is a meaningful “at-risk” compensation level and is consistent with the overall “at-risk” compensation philosophy that focuses on the financial growth and profitability of the Company. Partial bonus amounts are paid quarterly based on interim financial performance, and the remainder is paid after fiscal year end. The Compensation Committee establishes the budgeted operating profits goal for the BIP at an attainable but challenging level. Payouts under the BIP are set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Management-by-Objective Plan

Under the MBO Plan, selected employees may receive a fixed percentage of the appropriate business unit or location’s operating profits, as determined by the Compensation Committee. The Company believes that the operating profits of each business unit or location are the appropriate metric to calculate the MBO payout as operating profits are a financial measurement of the business unit’s or location’s profitable growth. In general terms, the MBO Plan has a targeted payout if the business unit or location achieves operating profit and the employee accomplishes his or her pre-established team goals. The Company believes the targeted payout is an appropriate “at-risk” compensation level for these eligible employees and helps promote cross-functional performance and teamwork goals on financial, operational, customer, technical development and safety objectives that are important to the Company and that require collaborative efforts from more than one employee

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

and from one or more departments or functional areas. These awards under the MBO Plan are based on the graded performance of recipients measured against pre-established Company operational goals. Mr. Creaturo participates in the MBO Plan that has been established for the Company’s corporate location. Mr. Kramer and Dr. Mattera did not participate in the MBO Plan in fiscal years 2011, 2012 or 2013 because they had significant influence on the establishment and grading of the goals under this program. Mr. Martinelli did not participate in the MBO Plan in fiscal year 2012 or 2013 for the same reasons as Mr. Kramer and Dr. Mattera. The Chief Executive Officer, the Business Segment Leader and the Vice President, Human Resources establish the operational target goals for the MBO Plan to an attainable but challenging level. The Compensation Committee, in conjunction with the Chief Executive Officer, may adjust the payout under this plan based upon the evaluation of the individual’s participation and the overall accomplishments of the MBO Plan. Payouts of awards under the MBO Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Goal / Results Incentive Plan

The GRIP provides a mechanism for providing compensation to the NEOs based not only on the Company’s performance, but on their individual performance as well. The targeted amounts to be paid to the NEOs under this plan provide the most significant non-equity incentive compensation opportunity. Awards under the GRIP are “at-risk” based on the performance of the Company, business unit and/or location and performance of the NEO as determined by the Compensation Committee. Each NEO receives a GRIP with an assigned target award opportunity, expressed as a dollar amount. Each GRIP is individually tailored to the particular responsibilities of the NEO. Certain goals of the GRIP are linked to the Company’s annual growth objectives for revenues and earnings per share, while other goals focus on specific financial and operational targets that have been determined by the Compensation Committee and/or Chief Executive Officer and Vice President, Human Resources to be important for that particular NEO and are generally selected to direct such NEO’s efforts. Each performance goal is graded individually and the GRIP award payout is based on the total achievement with respect to each of the underlying performance goals. The Chief Executive Officer and the Compensation Committee approve individual GRIP awards, other than the CEOs, which is approved solely by the Compensation Committee. A GRIP is provided to all NEOs and selected members of the Company’s senior management. Payouts under the GRIP are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

For fiscal year 2013, the performance goals for Mr. Kramer, Dr. Mattera and Mr. Creaturo included consolidated revenues and earnings per share for the fiscal year and certain pre-established individual goals, which were determined to be important in relation to the positions they hold in the Company. Mr. Martinelli’s performance goals included revenues and earnings per share of both the Company’s consolidated results and those of our Military & Materials business segment, which he manages, and on certain individual goals, which were determined to be important in relation to the position he holds in the Company. The Compensation Committee believes this approach is an appropriate methodology for measuring each NEO’s performance and it is heavily weighted to drive both revenue and earnings per share growth in accordance with the Company’s compensation philosophy.

For fiscal year 2013, three levels of performance were established for each GRIP goal focused on revenues and earnings per share: (i) a threshold level of performance, below which no award is paid; (ii) a target level of performance, for which a target level award is paid; and (iii) a maximum level of performance, above which no additional award is paid. The target level for the 2013 revenue and earnings per share goals were established based on budgeted performance with realistic thresholds and stretch maximums. In general, the targeted levels of performance are correlated with the Company’s annual growth objectives for revenues and earnings per share. For fiscal year 2013, the targeted level of performance was $585 million of revenues and $1.18 earnings

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

per share. With respect to the pre-established individual goals, the Compensation Committee sets the metrics so that each is attainable but challenging to meet. Additionally, the Compensation Committee may apply a degree of discretion from 0% to 200% for these pre-established individual goals. For more information regarding our annual cash incentive awards (including the payout of the 2013 annual incentive awards), see the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Long-Term Equity-Based Compensation

The Compensation Committee believes that long-term equity-based compensation is an integral component of our compensation program because it has the effect of retaining and motivating high-quality employees. In addition, the Compensation Committee believes that long-term equity compensation aligns the interests of eligible employees with the interests of shareholders, and rewards the achievement of the Company’s long-term strategic goals. Payment of long-term equity-based compensation to our NEOs in fiscal year 2013 was targeted at a level consistent with the actual performance delivered as compared to our Comparator Group. At the beginning of each fiscal year, the Compensation Committee reviews and approves the equity-based compensation for that year to be granted to the NEOs and other eligible employees who participate in the Company’s long-term equity programs. The Compensation Committee’s independent compensation consultant provided information on long-term equity compensation opportunities provided to other comparable executive officer positions in our Comparator Group and information regarding the mix of long-term equity incentive awards generally provided. In 2013 our Compensation Committee allocated long term equity compensation as follows:

The Compensation Committee has discretion to allocate among stock options, restricted stock and performance shares which may vary from NEO to NEO and from year to year. Each NEO received an annual stock option award, performance share award and restricted stock award during the first quarter of fiscal year 2013. This diverse array of equity compensation enables the Compensation Committee to achieve a balanced approach of strengthening short-term performance while incentivizing our NEOs to focus on the long-term strategic goals and success of the Company. The long-term equity awards granted to our NEOs are designed in combination with our cash compensation to target an aggregate payout in at a level consistent with the actual performance delivered as compared to our Comparator Group.

The Company’s stock options, restricted stock and performance shares vest immediately prior to a change in control. Stock options, restricted stock and performance shares also vest in the event of death, disability or retirement, although performance awards only vest to the extent earned on a pro-rata basis for the months employed relative to the performance period of the award. In all other circumstances, the awards terminate upon termination of employment. These acceleration provisions are provided to reduce distractions that might otherwise arise in a change in control situation and to otherwise provide vesting terms that the Company believes are comparable in the market for these kinds of awards. The Compensation Committee uses the grant date fair

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

value of the equity compensation as calculated under Accounting Standards Codification (ASC 718), “Compensation-Stock Compensation,” to determine the value of the stock option, performance share and restricted stock awards. More specifically, for stock options, the Company uses a Black-Scholes valuation.

Non-Qualified Stock Options

Our NQSOs have an exercise price equal to the closing price of our common stock on the NASDAQ stock exchange on the grant date, typically have a term of ten years and vest in equal annual installments over a five year period. Because financial gain from NQSOs is only possible if the price of our common stock increases during the term of the NQSO, we believe grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to a longer-term increase in the price of our common stock, which aligns the interests of our NEOs and employees with those of our shareholders.

Restricted Stock Awards

RSAs represent shares that generally vest and are released to NEOs after a 3-year service period. Because RSAs are valued at the closing price of common stock on the date of grant, a grant of equity award value in the form of RSAs results in the issuance of fewer shares and less dilution than would result from providing the same value in the form of NQSOs.

Performance Share Awards

PSAs provide an opportunity to receive a number of shares of our Common Stock based upon achievement of a measure of our performance over a two-year performance period. There is a threshold, target and maximum number of shares that can be earned over the performance period. During fiscal year 2013, the Compensation Committee increased the maximum number of shares that can be earned to 200% of target compared to prior PSAs which had a maximum number of shares of 150% of target. This decision was based on information received from Mercer, compensation practices of the Comparator Group and other market trends. The Compensation Committee believes that PSA grants encourage NEOs and other employees to focus on improved long-term financial performance and increases in shareholder return.

PSAs provide the opportunity to receive shares of Common Stock if certain Company performance goals are achieved. At June 30, 2013, each of the Company’s NEOs had two outstanding PSAs granted under the 2012 Omnibus Plan – an award granted in 2011 with a 24 month performance period ended June 30, 2013 (the “2011 Performance Awards”) and an award granted in 2012 with a 24 month performance period ending on June 30, 2014 (the “2012 Performance Awards”). The PSAs entitle recipients to receive shares of our Common Stock if one or more pre-established independent performance goals are achieved by the Company. The 2011 and 2012 Performance Awards each include two independent performance components, which are weighted equally: (i) consolidated revenues and (ii) consolidated cash flow from operations. Payout of the revenue portion of an award is independent from and not contingent upon the payout of the cash flow portion of an award and vice versa. The payout of these awards is determined by the Compensation Committee and is based upon the greater of (i) the actual results for the full 24 month performance period or (ii) the sum of the deemed payouts for each of the four (4) consecutive six-month periods comprising each of the performance periods, based on predetermined six-month goals. The Compensation Committee establishes the target performance goals underlying these awards to be attainable but challenging. The Compensation Committee believes that growth in revenues and cash flow from operations correlate to increased shareholder return.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Performance shares under the 2011 Performance Awards were earned as follows:

•	Achieving 79.99% or less of either or both performance goals earns 0% of the target award for that particular performance goal;

•	Achieving between 80.0% and 99.99% of either or both performance goals earns from 50.0% to 99.99% of the target award for that particular performance goal;

•	Achieving 100.0% of either or both performance goals earns 100.0% of the target award for that particular performance goal;

•	Achieving between 100.1% and 119.99% of either or both performance goals earns from 100.01% up to 149.99% of the target award for that particular performance goal; and

•	Achieving 120.0% or greater of either or both performance goals earns 150.0% of the target award for that particular performance goal.

Performance shares are issued after the completion of the applicable performance period and upon the determination and approval of the Compensation Committee that one or more performance goals have been achieved at a particular level. In certifying the results, the Committee ensures an independent review of our financial performance against the goals.

The target revenue and target cash flow established by the Compensation Committee for the twenty-four month period of the 2011 Performance Awards ended June 30, 2013 were $1,299 million and $249 million, respectively. Actual revenues and cash flow for the twenty-four month period ended June 30, 2013 were $1,093 million and $196 million, respectively, which generated payouts of 61% and 63% of target, respectively.

The Company’s target and actual performance shares earned under the 2011 Performance Awards based on consolidated revenue (the “Revenue Awards”) and based on consolidated cash flow from operations (the “Cash Flow Awards”) were as follows:

Named Executive Officer	Revenue Awards Target	Overall % of Revenue Target	Revenue Awards Earned	Cash Flow Awards Target	Overall % of Cash Flow Target	Cash Flow Awards Earned
FRANCIS J. KRAMER	20,264 shares	61%	12,443 shares	20,264 shares	63%	12,665 shares
VINCENT D. MATTERA, JR.	13,050 shares	61%	8,013 shares	13,050 shares	63%	8,157 shares
CRAIG A. CREATURO	9,132 shares	61%	5,608 shares	9,132 shares	63%	5,708 shares
JAMES MARTINELLI	4,444 shares	61%	2,729 shares	4,444 shares	63%	2,778 shares

Performance shares under the 2012 Performance Awards may be earned as follows:

•	Achieving 79.99% or less of either or both performance goals earns 0% of the target award for that particular performance goal;

•	Achieving between 80.0% and 99.99% of either or both performance goals earns from 50.0% to 99.99% of the target award for that particular performance goal;

•	Achieving 100.0% of either or both performance goals earns 100.0% of the target award for that particular performance goal;

•	Achieving between 100.1% and 139.99% of either or both performance goals earns from 100.01% up to 199.99% of the target award for that particular performance goal; and

•	Achieving 140.0% or greater of either or both performance goals earns 200.0% of the target award for that particular performance goal.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

The target revenue and target cash flow established by the Compensation Committee for the twenty-four month period of the 2012 Performance Awards ending June 30, 2014 were $1,258 million and $243 million, respectively.

For more information regarding the long-term incentive component of our compensation program, see the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”

Deferred Compensation

The II-VI Incorporated Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and key employees of the Company to defer receipt of compensation into a trust fund for retirement or other qualified purposes. The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and other employees beyond what is available through the II-VI Incorporated Employees’ Profit Sharing Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of discretionary incentive compensation, performance shares and restricted stock into an account that will be credited with earnings at the same rate as one or more investments chosen by the participant, which are similar to the investment funds under the II-VI Incorporated Employees’ Profit Sharing Plan. The Company does not make any matching contributions to the Deferred Compensation Plan. All assets in the Deferred Compensation Plan are subject to claims of the Company’s creditors until such amounts are paid to participants.

For more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Non-Qualified Deferred Compensation Table.”

Employees’ Profit Sharing Plan

The NEOs participate in the II-VI Incorporated Employees’ Profit Sharing Plan (the “Profit Sharing Plan”), which is available to all eligible employees who have met established tenure and service requirements. All NEOs participate in the Profit Sharing Plan that covers the Company’s corporate employees. The Profit Sharing Plan also has the features of a 401(k) plan, in that the Company makes a matching contribution to the Profit Sharing Plan based upon the employee’s 401(k) deferred savings and/or Roth 401(k) savings. In addition, the Company may make an additional discretionary contribution to the Profit Sharing Plan out of the Company’s operating profits as determined by the Compensation Committee.

For information regarding our contributions to the NEOs’ accounts under the Profit Sharing Plan, see the “Summary Compensation Table.”

Perquisites and Other Benefits

The Company does not provide perquisites or personal benefits to its NEOs.

Employment Agreements

Each of our NEOs has an employment agreement with the Company, terminable by either party on thirty days’ prior written notice, which contains, among other things, provisions for payment of compensation and benefits, and provisions regarding confidentiality, non-competition and assignment of inventions. These provisions are intended to protect the Company from a misuse of confidential information, knowledge and experience by the employee, and to specify the terms of separation, should the employee cease to be employed by the Company. The agreements generally provide for severance payments prior to a change in control of up to

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

nine months base salary for all NEOs, except for Mr. Kramer, whose agreement calls for severance equal to two times Average Annual Salary (as defined in his employment agreement) and also contain provisions providing for severance upon a change in control. These change in control provisions, however, do not provide for a tax gross-up if severance compensation paid in connection with a change in control transaction is a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). In fact, they provide for a cut-back of such compensation so that such payments would not constitute “parachute payments” under the Code. The terms of these employment agreements are more fully described in the section titled “Potential Payments upon Change in Control and Employment Termination.” The change in control provisions of these agreements are provided to reduce personal distractions that might otherwise arise in a change in control situation and are in the Company’s opinion consistent with market practice.

The employment agreement with Mr. Kramer was entered into in 2007 in connection with his agreement to serve as Chief Executive Officer of the Company. Mr. Kramer’s agreement was amended and restated in 2008, primarily to make his arrangements comply with Section 409A of the Code. In connection with the execution of Mr. Kramer’s employment agreement in 2007, the Compensation Committee of the Board of Directors accelerated the vesting provisions on all outstanding stock options held by Mr. Kramer as of June 30, 2007. From 2007 to 2011, stock options granted to Mr. Kramer were already fully vested. In May 2012, the Compensation Committee of the Board of Directors discontinued the practice of granting Mr. Kramer fully vested stock options. The stock options that were granted to Mr. Kramer in August 2012 provide for 20% vesting per year over a five-year period on the anniversary of the grant date. Future stock option grants to Mr. Kramer, if any, will include vesting features in accordance with standard Company practice.

Messrs. Creaturo and Martinelli entered into employment agreements with the Company in 2008, and Dr. Mattera originally entered into an employment agreement in 2004 in connection with his initial employment with the Company, which was subsequently amended and restated in 2008. These agreements include provisions which are designed to protect the Company from a misuse of confidential information, knowledge and experience by the employee, and to specify the terms of separation should the employee cease to be employed by the Company.

As noted above, each of these employment agreements are more fully described in the section entitled “Potential Payments upon Change in Control and Employment Termination.”

Tax Considerations

The Committee considers the impact of the applicable tax laws with respect to executive compensation. In certain circumstances, applicable tax laws impose potential penalties on compensation or result in a loss of deduction to the Company for such compensation. Participation in and compensation paid under our plans, contracts and compensation arrangements may result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. While we intend for our plans, contracts and compensation arrangements to be structured and administered in a manner that complies with the requirements of Section 409A, to the extent that our plans, contracts and compensation arrangements fail to meet certain requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.

With certain exceptions, Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to certain covered employees. Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation.” The Committee reserves the right to provide both market and performance-based compensation to covered employees. Certain awards, such as stock options and performance share awards, are intended to qualify for deduction under Section 162(m).

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Other types of awards, such as restricted shares, however, may not qualify for the performance-based exception, and therefore may not be deductible under Section 162(m). While the Committee considers the tax impact of any compensation arrangement, it reserves the right to approve non-deductible compensation that is consistent with the overall pay philosophy of the Company. However, the Compensation Committee does not believe that such loss of deductibility would have a material impact on the financial condition of the Company.

Clawback Policy

The Company has a Clawback Policy that will be triggered in the event of any restatement (a “Restatement”) of the Company’s financial statements due to material non-compliance with any financial reporting requirements promulgated under the federal securities laws. In the event of a Restatement, any current or former executive officer or other employee of the Company (i) who received incentive compensation (cash- or equity-based) based on erroneous financial information provided in the financial statements that were subsequently restated and (ii) whose gross negligence, fraud or misconduct caused or contributed to the noncompliance that resulted in the need for the Restatement, as determined by the Board of Directors in its sole discretion, will be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the Restatement. In addition, if the Board of Directors determines that gross negligence, fraud or misconduct by a current or former executive officer or other employee of the Company caused or contributed to the need for the Restatement, then the Company will also seek to recover from such person, and such person will be required to pay the Company, the net profits realized by such person from any sales of shares of the Company’s Common Stock received as incentive compensation based on the erroneous financial information provided in the financial statements that were subsequently restated.

Prohibition on Hedging and Pledging Company Stock by Directors and Executive Officers

To further demonstrate the Company’s commitment to align the interests of our NEOs and Directors with those of our shareholders, the Company’s Board of Directors formalized a policy in August 2013, which prohibits hedging or further pledging of Company owned stock by our Directors and Executive Officers. The only existing pledging arrangement in existence at August 31, 2013 will be permitted to expire and/or be satisfied, but is prohibited from being renewed or increased.

COMPENSATION DECISIONS FOR FISCAL YEAR 2014

On August 16, 2013, the Compensation Committee’s recommendation of the Company’s NEO compensation structure for fiscal year 2014 was approved by the Board, which included adjustments to the NEOs’ base salaries and/or non-equity incentive targets as well as the granting of long-term equity based compensation. The long-term equity based compensation structure is comprised of stock options, restricted stock and performance shares. The stock options and performance shares were granted on August 16, 2013 while restricted stock may be granted in the fourth quarter of fiscal 2014 based on Company performance relative to the peer group.

On August 16, 2013, the following base salary adjustments were made: Mr. Kramer’s base salary increased from $628,000 to $647,000; Dr. Mattera’s base salary increased from $380,000 to $400,000; Mr. Creaturo’s base salary increased from $343,000 to $350,000; and Mr. Martinelli’s base salary increased from $300,000 to $310,000. These salary adjustments were made to align base salaries at the market median of the Company’s Comparator Group.

The performance share awards granted on August 16, 2013 will be earned based on the achievement of specific performance goals established for the twenty-four month period ending June 30, 2015 (the “2013

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Performance Period”). Similar to the 2012 Performance Awards and 2011 Performance Awards, these awards include two independent performance components, which are weighted equally: (i) consolidated revenue and (ii) consolidated cash flow from operations.

The Revenue Awards and Cash Flow Awards comprising the 2013 Performance Awards are earned as follows:

•	Achieving 79.99% or less of either or both performance goals earns 0% of the target award for that particular performance goal;

•	Achieving between 80.0% and 99.99% of either or both performance goals earns between 50.0% to 99.99% of the target award for that particular goal;

•	Achieving 100.0% of either or both performance goals earns 100.0% of the target award for that particular performance goal;

•	Achieving between 100.1% and 139.99% of either or both performance goals earns from 100.01% up to 199.99% of the target award for that particular performance goal; and

•	Achieving 140.0% or greater of either or both performance goals earns 200% of the target award for that particular goal.

Payouts will be determined based upon the greater of (i) the actual results for the 2013 Performance Period or (ii) the sum of the deemed payouts for each of the four consecutive six-month periods comprising the 2013 Performance Period, based on predetermined six-month performance goals. Payout of Revenue Awards is not contingent upon payout of Cash Flow Awards and vice versa.

The Revenue Awards and Cash Flow Awards targets for the NEOs for the 2013 Performance Period are as follows:

Named Executive Officer	Target Revenue Awards	Target Cash Flow Awards	Aggregate Fair Value at Target Payout	Aggregate Fair Value at Maximum Payout
FRANCIS J. KRAMER	17,040 shares	17,040 shares	$660,130	$1,320,259
VINCENT D. MATTERA, JR.	7,745 shares	7,745 shares	$300,041	$600,083
CRAIG A. CREATURO	5,410 shares	5,410 shares	$209,583	$419,167
JAMES MARTINELLI	4,265 shares	4,265 shares	$165,226	$330,452

As noted above, on August 16, 2013, the Compensation Committee granted stock options to the NEOs. These stock options were granted with a strike price $19.37, the closing price of the Company’s stock on August 16, 2013, which is the fair market value on the date of grant. Stock options were granted with a ten year life and providing for vesting over a five year period, with 20% vesting to occur on each of the first, second, third, fourth and fifth anniversaries. Stock options granted to the NEOs on August 16, 2013 were as follows:

Named Executive Officer	Stock Options Granted	Grant Date Fair Value
FRANCIS J. KRAMER	90,870 shares	$879,622
VINCENT D. MATTERA, JR.	41,310 shares	$399,881
CRAIG A. CREATURO	28,830 shares	$279,074
JAMES MARTINELLI	22,740 shares	$220,123

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management; and

(2)	based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Marc Y.E. Pelaez

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION AND RISK

The Company’s compensation programs are designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term and for taking appropriate business risks. The Compensation Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take inappropriate risks. Based on these reviews and a review of the Company’s internal controls, the Compensation Committee and management have concluded that such policies and practices are sound and do not encourage executives or other employees to take excessive risks which would be reasonably likely to have a material adverse effect on the Company.

Our compensation programs for our executives and other employees include the following features, which we believe reduce incentives for excessive risk taking and mitigate incentives to maximize short-term results at the expense of long-term value:

•	Balanced Pay Mix: Our compensation program balances the mix of cash and equity-based compensation and short-term and long-term awards.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of financial metrics, including, without limitation, return on revenues, earnings growth, revenue growth and cash flow from operations.

•	Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against the pre-established performance targets for each award.

•

Caps on Incentive Compensation Arrangements: All of our incentive compensation awards (short-term and long-term) are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, and a review of the incentive compensation offered by our Comparator Group.

•

Multi-Year Vesting on Long-Term Equity-Based Compensation Awards: Our long-term equity-based awards are subject to multi-year vesting, which requires a long-term commitment on the part of our employees.

•

Stock Ownership Guidelines: As it relates to our executives, this policy requires our CEO to own Company common stock having a value of at least three times his annual base salary and all other executive officers to own Company common stock having a value at least equal to their annual base salary.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table

Fiscal Year 2013, 2012 and 2011

The following table summarizes the compensation of our named executive officers for the fiscal years 2013, 2012 and 2011. All footnote references and explanatory statements relate to fiscal year 2013 unless otherwise noted.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
FRANCIS J. KRAMER President and Chief Executive Officer	2013 2012 2011	$628,000 575,000 560,000	$1,188,000 1,420,800 776,004	$792,000 947,200 517,280	$267,535 228,125 1,317,541	$30,973 32,026 30,828	$2,906,508 3,203,151 3,201,653
VINCENT D. MATTERA, JR. Executive Vice President	2013 2012 2011	$380,000 355,000 297,500	$676,000 914,830 228,890	$450,000 609,886 152,538	$173,292 90,826 483,915	$29,196 28,147 32,657	$1,708,488 1,998,689 1,195,500
CRAIG A. CREATURO Chief Financial Officer and Treasurer	2013 2012 2011	$343,000 328,000 297,125	$470,000 640,200 259,230	$313,000 426,800 172,932	$136,765 65,082 461,497	$26,545 27,432 32,288	$1,289,310 1,487,514 1,223,072
JAMES MARTINELLI Vice President, Military & Materials Businesses	2013 2012 2011	$309,375 275,000 247,000	$340,000 310,800 247,646	$226,000 207,200 184,635	$133,329 80,116 325,387	$28,447 27,851 34,412	$1,037,151 900,967 1,039,080

(1)	Represents the aggregate grant date fair value of restricted stock and performance shares issued by the Company during the years presented, computed in accordance with FASB ASC Topic 718. For restricted stock, the grant date fair value was computed based upon the closing price of the Company’s Common Stock on the date of grant multiplied by the number of shares awarded. The grant date fair value of the restricted stock awards reported in this column for fiscal year 2013 were as follows: Mr. Kramer, $594,000; Dr. Mattera, $338,000; Mr. Creaturo, $235,000 and Mr. Martinelli, $170,000. For performance shares, the grant date fair value was computed based upon the estimate of aggregate compensation expense to be recognized over the service period, which was calculated based upon the number of shares projected to be earned multiplied by the stock price at the date the performance shares were awarded. The grant date fair value of the performance share awards included in this column was calculated based on the probable outcome of the performance conditions, as determined at the grant date (which was target). The grant date fair value of the performance share awards reported in this column for fiscal year 2013 (measured at target) were as follows: Mr. Kramer, $594,000; Dr. Mattera, $338,000; Mr. Creaturo, $235,000 and Mr. Martinelli, $170,000. If these awards were to be paid out at the maximum amount instead of at target, the value of these awards would be as follows: Mr. Kramer, $1,188,000; Dr. Mattera, $676,000; Mr. Creaturo, $470,000 and Mr. Martinelli, $340,000.

(2)	Represents the aggregate grant date fair value of stock option awards issued by the Company during the years presented, computed in accordance with FASB ASC Topic 718. Refer to Note 1 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year 2013 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded. The grant date fair value of stock option awards is based on the Black-Scholes option pricing model. The actual value a named executive officer may realize upon exercise of stock options, if any, will depend on the excess of the stock option price over the grant date fair market value on the date of exercise. As such, there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes model.

(3)	Amounts reflect the cash awards earned by our NEOs under the BIP, the MBO Plan and the GRIP, which are discussed in further detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. Mr. Kramer and Dr. Mattera did not participate in the MBO Plan in fiscal years 2011, 2012 and 2013. Mr. Martinelli did not participate in the MBO Plan in fiscal years 2012 and 2013. The cash awards earned by Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli under the BIP for fiscal year 2013 were $70,965, $42,940, $38,759 and $33,900, respectively. The cash award earned by Mr. Creaturo under the MBO Plan for fiscal year 2013 was $30,000. The cash awards earned by Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli under the GRIP for fiscal year 2013 were $196,570, $130,352, $68,006 and $99,429, respectively.

(4)	Amounts reflect premiums paid for life and disability insurance and the Company’s 401(k) and profit sharing contributions under the Company’s Profit Sharing Plan, which is qualified under Section 401 of the Code. Profit sharing contributions made by the Company on behalf of Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli for fiscal year 2013 were $17,500, $17,500, $17,500 and $17,500, respectively. 401(k) matching contributions made by the Company on behalf of Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli, for fiscal year 2013 were $8,424, $8,406, $8,347 and $9,000, respectively.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards

Fiscal Year 2013

The following table sets forth each annual non-equity cash incentive award and long-term equity-based award granted by the Company to the named executive officers in fiscal year 2013.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/ Share) (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name		Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
FRANCIS J. KRAMER	—	$—	$1,787,000	(i)	$3,305,950	(i)	—	—	—	—	—	$—	$—
	—	$—	$105,000	(ii)	$157,500	(ii)	—	—	—	—	—	$—	$—
	8/17/2012	$—	—		—		15,690	31,380	62,760	—	—	$—	$594,000
	8/17/2012	$—	—		—		—	—	—	31,380	—	$—	$594,000
	8/17/2012	$—	—		—		—	—	—	—	83,680	$18.93	$792,000
VINCENT D. MATTERA, JR	—	$—	$681,450	(i)	$1,281,126	(i)	—	—	—	—	—	$—	$—
	—	$—	$63,460	(ii)	$95,190	(ii)	—	—	—	—	—	$—	$—
	8/17/2012	$—	—		—		8,915	17,830	35,660	—	—	$—	$338,000
	8/17/2012	$—	—		—		—	—	—	17,830	—	$—	$338,000
	8/17/2012	$—	—		—		—	—	—	—	47,550	$18.93	$450,000
CRAIG A. CREATURO	—	$—	$351,349	(i)	$660,537	(i)	—	—	—	—	—	$—	$—
	—	$—	$57,281	(ii)	$85,920	(ii)	—	—	—	—	—	$—	$—
	—	$—	$30,870	(iii)	$46,305	(iii)	—	—	—	—	—	$—	$—
	8/17/2012	$—	—		—		6,205	12,410	24,820	—	—	$—	$235,000
	8/17/2012	$—	—		—		—	—	—	12,410	—	$—	$235,000
	8/17/2012	$—	—		—		—	—	—	—	33,070	$18.93	$313,000
JAMES MARTINELLI	—	$—	$215,400	(i)	$404,952	(i)	—	—	—	—	—	$—	$—
	—	$—	$50,100	(ii)	$75,150	(ii)	—	—	—	—	—	$—	$—
	8/17/2012	$—	—		—		4,485	8,970	17,940	—	—	$—	$170,000
	8/17/2012	$—	—		—		—	—	—	8,970	—	$—	$170,000
	8/17/2012	$—	—		—		—	—	—	—	23,900	$18.93	$226,000

(1)	These columns show the range of potential payouts for awards made to our named executive officers in fiscal year 2013 under (i) the GRIP, (ii) the BIP and (iii) the MBO Plan assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying such awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. Mr. Kramer, Dr. Mattera and Mr. Martinelli did not participate in the MBO Plan for fiscal 2013. The aggregate amounts actually paid to our named executive officers under these plans for fiscal year 2013 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation” and additional details regarding the specific payouts under each of the various plans are provided in the footnotes thereto.

(2)	These columns show the range of payouts of performance share awards granted to our named executive officers in fiscal year 2013 under the 2012 Omnibus Plan if threshold, target or maximum goals are achieved. Please see the section of this Proxy Statement titled “Long-Term Incentive Compensation—Performance Share Awards” in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding our performance share awards.

(3)	This column shows the number of restricted stock awards granted to our named executive officers in fiscal year 2013 under the 2012 Omnibus Plan. These awards are subject to our standard three-year cliff-vesting schedule.

(4)	This column shows the number of stock options granted to our named executive officers in fiscal year 2013 under the 2012 Omnibus Plan. Options vest over a five year period, with 20% vesting to occur on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(5)	This column shows the exercise price for the stock options granted to our named executive officers in fiscal year 2013, which is equal to the closing market price of our Common Stock on the grant date.

(6)	This column shows the full grant date fair value of the stock and option awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. The performance share awards’ grant date fair value is based on a value of $18.93 per share, which was the closing price of our Common Stock on the grant date multiplied by the number of shares underlying the award at the target level. The restricted stock awards’ grant date fair value is based on a value of $18.93 per share, which was the closing price of our Common Stock on the grant date multiplied by the number of shares underlying the award. Refer to Note 1 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2013 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards

As of Fiscal Year End June 30, 2013

This table summarizes the long-term equity-based awards held by our named executive officers which were outstanding as of June 30, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
FRANCIS J. KRAMER						—	—	31,380	$510,239
						94,928	$1,543,529	—	—
	28,000	—		$8.44	8/13/2014	—	—	—	—
	50,000	—		$9.55	2/24/2015	—	—	—	—
	18,000	—		$10.37	8/12/2016	—	—	—	—
	8,300	—		$10.54	8/31/2016	—	—	—	—
	35,200	—		$13.89	8/11/2017	—	—	—	—
	41,850	—		$23.50	8/16/2018	—	—	—	—
	68,200 61,380 108,700	— — —	$ $ $	12.08 16.86 17.53	8/15/2019 8/21/2020 8/20/2021	— — —	— — —	— — —	— — —
	—	83,680		$18.93	8/18/2022	—	—	—	—
VINCENT D. MATTERA, JR.						—	—	17,830	$289,916
						50,720	$824,707	—	—
	8,070	—		$6.60	2/11/2014	—	—	—	—
	20,000	—		$8.44	8/13/2014	—	—	—	—
	24,000	—		$9.36	2/11/2015	—	—	—	—
	12,000	—		$8.80	9/19/2015	—	—	—	—
	12,000	—		$10.37	8/12/2016	—	—	—	—
	7,000	—		$13.89	8/11/2017	—	—	—	—
	8,000	—		$18.35	5/3/2018	—	—	—	—
	7,560	1,890		$23.50	8/16/2018	—	—	—	—
	9,480	6,320		$12.08	8/15/2019	—	—	—	—
	17,400 7,240 13,920	11,600 10,860 55,680	$ $ $	13.17 16.86 17.53	2/21/2020 8/21/2020 8/20/2021	— — —	— — —	— — —	— — —
	—	47,550		$18.93	8/18/2022	—	—	—	—
CRAIG A. CREATURO						—	—	12,410	$201,787
						38,364	$623,799	—	—
	12,000	—		$8.80	9/19/2015	—	—	—	—
	12,000	—		$10.37	8/12/2016	—	—	—	—
	8,200	—		$13.89	8/11/2017	—	—	—	—
	9,000	2,250		$23.50	8/16/2018	—	—	—	—
	11,040 8,207 9,740	7,360 12,313 38,960	$ $ $	12.08 16.86 17.53	8/15/2019 8/21/2020 8/20/2021	— — —	— — —	— — —	— — —
	—	33,070		$18.93	8/18/2022	—	—	—	—

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
JAMES MARTINELLI						—	—	8,970	$145,852
						25,668	$417,362	—	—
	16,000	—		$8.44	8/13/2014	—	—	—	—
	12,000	—		$8.80	9/19/2015	—	—	—	—
	6,000	—		$10.37	8/12/2016	—	—	—	—
	7,000	—		$13.89	8/11/2017	—	—	—	—
	20,000	—		$18.35	5/3/2018	—	—	—	—
	7,560	1,890		$23.50	8/16/2018	—	—	—	—
	9,480 6,192 1,600 4,740	6,320 9,288 2,400 18,960	$ $ $ $	12.08 16.86 25.90 17.53	8/15/2019 8/21/2020 2/12/2021 8/20/2021	— — — —	— — — —	— — — —	— — — —
	—	23,900		$18.93	8/18/2022	—	—	—	—

(1)	This column shows the number of stock options outstanding as of June 30, 2013. Generally, options vest over a five year period, with 20% vesting occurring on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(2)	This column shows the number of restricted shares outstanding as of June 30, 2013. These awards are subject to our standard three-year cliff-vesting schedule and will vest as disclosed in the following table:

Name	Shares Vesting in August 2013	Shares Vesting in February 2014	Shares Vesting in August 2014	Shares Vesting in August 2015	Total Unvested Shares
FRANCIS J. KRAMER	23,020	—	40,528	31,380	94,928
VINCENT D. MATTERA, JR.	6,790	—	26,100	17,830	50,720
CRAIG A. CREATURO	7,690	—	18,264	12,410	38,364
JAMES MARTINELLI	5,810	2,000	8,888	8,970	25,668

(3)	These values are based on the closing market price of the Company’s Common Stock on June 30, 2013 of $16.26 per share.

(4)	This column shows the number of unvested performance shares outstanding as of June 30, 2013 and consists of shares underlying the 2012 Performance Awards. The number of shares included for the 2012 Performance Awards are based on achieving performance goals at the target.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Option Exercises and Stock Vested

In Fiscal Year 2013

The following table provides information related to (1) stock options exercised by our named executive officers in fiscal year 2013, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock awards and performance share awards in fiscal year 2013 and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Shares Vested
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired Upon Vesting (#) (2)	Value Realized Upon Vesting ($) (3)
FRANCIS J. KRAMER	40,000	$521,868	35,491	$664,126
VINCENT D. MATTERA, JR.	—	—	16,320	$301,219
CRAIG A. CREATURO	—	—	17,383	$321,341
JAMES MARTINELLI	—	—	15,163	$279,317

(1)	The value realized upon exercise of this option award represents the difference between the market price of the underlying stock at exercise and the exercise price of the option multiplied by the number of shares underlying the option exercised.

(2)	Includes 8,300 of shares acquired by Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli, respectively, upon the vesting of the 2009 Restricted Share Awards. Includes 27,191 shares, 8,020 shares, 9,083 shares and 6,863 shares acquired by Mr. Kramer, Dr. Mattera, Mr. Creaturo and Mr. Martinelli, respectively, upon the vesting of the 2010 Performance Awards.

(3)	The value realized upon vesting of the 2009 Restricted Share Awards represents the closing stock price of $18.00 per share on August 14, 2012 (which is the closing stock price on the day prior to the vest date) multiplied by the number of shares acquired upon vesting. The value realized upon vesting of the 2010 Performance Awards represents the closing stock price of $18.93 per share on August 21, 2012 (which is the closing stock price on the day prior to the vest date) multiplied by the number of shares acquired upon vesting.

Non-Qualified Deferred Compensation

Fiscal Year 2013

This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our named executive officers as of and for the fiscal year ended 2013.

Name	Executive Contributions FY2013 ($) (1)	Registrant Contributions FY2013	Aggregate Earnings (Loss) in FY2013 ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 30, 2013 ($) (3)
FRANCIS J. KRAMER	$625,623	$—	$179,381	$—	$4,129,305
VINCENT D. MATTERA, JR.	$132,682	—	$6,646	—	$862.718
CRAIG A. CREATURO	$141,332	—	$(9,081)	—	$819,157
JAMES MARTINELLI	$258,691	—	$21,385	—	$1,865,053

(1)	Eligible participants can elect to defer up to 100% of awards made under the Company’s GRIP and performance share and restricted stock awards.

For Mr. Kramer, the amount reported in this column includes $48,637 received as incentive compensation under the GRIP and deferred pursuant to the terms of the Deferred Compensation Plan (which amount is reflected in the Summary Compensations Table for 2012), performance shares with a market value of $442,028, calculated using a closing price of $16.26 per share on June 30, 2013, which were

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011) and restricted shares with a market value of 134,958, calculated using a closing price of $16.26 per share on June 30, 2013, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2010).

For Dr. Mattera, the amount reported in this column includes performance shares with a market value of $65,203, calculated using a closing price of $16.26 per share on June 30, 2013, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011) and restricted shares with a market value of 67,479, calculated using a closing price of $16.26 per share on June 30, 2013, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2010).

For Mr. Creaturo, the amount reported in this column includes performance shares with a market value of $73,853, calculated using a closing price of $16.26 per share on June 30, 2013, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011) and restricted shares with a market value of $67,479, calculated using a closing price of $16.26 per share on June 30, 2013, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2010).

For Mr. Martinelli, the amount reported in this column includes $12,141 received as incentive compensation under the GRIP and deferred pursuant to the terms of the Deferred Compensation Plan (which amount is reflected in the Summary Compensations Table for 2012), performance shares with a market value of $111,592, calculated using a closing price of $16.26 per share on June 30, 2013, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2011) and restricted shares with a market value of $134,958, calculated using a closing price of $16.26 per share on June 30, 2013, which were awarded under the 2012 Omnibus Plan and deferred at the time of vesting pursuant to the terms of the Deferred Compensation Plan (which awards were reflected in the Summary Compensation Table for 2010).

(2)	Aggregate earnings include interest, dividends, capital gains (losses) and unrealized appreciation (depreciation) in the individual investments. The Deferred Compensation Plan is administered by a third party and provides for investment options similar to those under the Profit Sharing Plan with the exception that amounts under the Deferred Compensation Plan may be invested in the Company’s Common Stock. Performance share awards, restricted stock awards and other amounts that are deferred into the Company’s Common Stock must remain invested in the Company’s Common Stock and must be paid out in shares of Company’s Common Stock upon a qualifying distribution event.

(3)	All amounts shown in this column are reported for fiscal year 2013 or reported for previous fiscal years in the Summary Compensation Table, other than earnings or deferred amounts (which for this plan, are not required to be reported) and other than the difference between the actual value of performance share awards at payout and the fair value of performance share awards as reported for the year in which such awards were granted.

Potential Payments upon Change in Control and Employment Termination

Stock Options, Restricted Share Awards and Performance Share Awards

Pursuant to the terms of the 2012 Omnibus Plan, the Company’s stock option, performance share and restricted share awards vest immediately prior to a change in control. Stock option, performance share and restricted stock awards also vest in the event of death, disability or retirement, although performance awards only vest in the event of death, disability or retirement to the extent earned on a pro-rata basis for the months employed relative to the performance period. In all other circumstances, the awards terminate upon termination of employment.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth for each of the NEOs the dollar amount that such NEO would have been entitled to receive as a result of the acceleration of unvested stock options, performance shares and restricted stock caused by (i) a change in control of the Company and (ii) the death, disability or retirement of the NEO, assuming the triggering event occurred on June 30, 2013. The values shown are calculated based on the closing price of the Company’s Common Stock on June 30, 2013 of $16.26 per share and, for stock options, are calculated based on the difference between the exercise price of the unvested options and $16.26.

Named Executive Officer	Acceleration of Unvested Stock Options, Performance Shares and Restricted Stock Upon Change in Control ($)	Acceleration of Unvested Stock Options, Performance Shares and Restricted Stock Upon Death, Disability or Retirement ($)
FRANCIS J. KRAMER	$2,053,528	$1,543,529
VINCENT D. MATTERA, JR.	$1,176,974	$887,058
CRAIG A. CREATURO	$856,387	$654,600
JAMES MARTINELLI	$589,663	$443,881

Employment Agreements – Named Executive Officers

The following is an overview of the employment agreements the Company has entered into with its NEOs along with common definitions and terms applicable to all the employment agreements noted below.

Named Executive Officer	Employment Agreement Date
FRANCIS J. KRAMER	September 19, 2008
VINCENT D. MATTERA, JR.	September 19, 2008
CRAIG A. CREATURO	September 19, 2008
JAMES MARTINELLI	September 19, 2008

Common Definitions and Terms Used in the NEOs’ Employment Agreements

The following definitions and terms are used in all of the NEOs’ employment agreements:

•

“Cause” means a determination by our Board of Directors, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his duties and responsibilities with us under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to us; (iii) the conviction of an NEO, or a plea of “guilty” or “no contest” to a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, non-competition or non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense.

•

“Change in Control” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a transaction have less than a majority of the Company’s voting power or the entity owning or controlling us or (B) individuals who comprise our Board of Directors immediately prior to such transactions cease to be at least a majority

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

of the members of our Board of Directors or of an entity controlling us; or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us or to a partnership, firm, entity or individuals not so controlled; or (iii) a majority of the members of our Board of Directors consists of persons who were not nominated for election by or on behalf of our Board of Directors or with their concurrence; or (iv) a single person, or group of persons, obtains voting control over a majority of our outstanding shares; provided, however, that a change in control will not have occurred as a result of any transaction in which Dr. Johnson, and/or his affiliates, including the II-VI Foundation, directly or indirectly, acquire more than a majority of our assets or stock or of an entity controlling us.

•

“Good Reason” means without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s eligibility for total direct compensation; (iii) a material increase in the amount of the NEO’s business travel which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits provided to the NEO with the result of overall benefits to such NEO being significantly reduced; or (v) the relocation of the NEO to a facility or a location more than fifty (50) miles from the Saxonburg, Pennsylvania facility.

Employment Agreement – Mr. Kramer

Mr. Kramer’s employment agreement provides for a current annual base salary of $628,000 with the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreement also provides Mr. Kramer with other benefits which are routinely provided to the employees of the Company, including participation in the 2012 Omnibus Plan.

If Mr. Kramer’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs and bonuses that would have been paid to him had he remained employed by the Company. Any such payments shall be made not later than the 15th day of the third month following the Company’s fiscal year in which Mr. Kramer dies or becomes totally disabled. In the event that Mr. Kramer terminates employment other than for Good Reason, he will receive accrued salary and bonuses on a pro-rata basis to the date of termination.

If the Company terminates his employment without Cause or if Mr. Kramer terminates employment for Good Reason, except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, after Mr. Kramer’s execution of a release, the Company will pay to him severance in an amount equal to two (2) multiplied by his Average Annual Income. Average Annual Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three (3) fiscal years divided by three (3). The severance will be paid no later than sixty (60) days after the date of termination after the expiration of any applicable revocation periods set forth in the release. The Company also will pay the premiums for Mr. Kramer’s health insurance coverage for a period of up to eighteen (18) months and also will pay, no later than 60 days after the date of termination, a lump sum cash payment of $15,000 in order to cover the cost of his post-termination benefit coverage and expenses associated with his seeking another employment position.

If Mr. Kramer’s employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash incentive awards for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

will also pay the premiums for Mr. Kramer’s health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $40,000 in order to cover the cost of his post-termination benefit coverage and expenses associated with his seeking another employment position.

If the Company determines that part or any of the compensation to be paid to Mr. Kramer would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times his base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

In addition to the termination payment described above, the Company has also agreed to provide Mr. Kramer with life insurance coverage in an amount equal to two (2) times his annual base salary and to provide long-term disability benefits equal to 60% of his annual base salary in excess of $200,000 until the age of 66 as a supplemental disability benefit.

Mr. Kramer is subject to the terms of an employee invention, confidentiality, two (2)-year non-solicitation and non-competition agreement with the Company that survives the termination of his employment. If he engages in activities that violate these covenants, he will have no right to any unpaid severance benefits.

The following table summarizes the estimated severance payments that Mr. Kramer would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2013 under any of the circumstances described below.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause	Termination Without Cause or for Good Reason (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$2,384,134	$3,166,966
Health Benefits	$—	$—	$14,400	$14,400
Life Insurance	$—	$—	$3,222	$3,222
Post-termination Benefits	$—	$—	$15,000	$40,000

	$—	$—	$2,416,756	$3,224,588

Employment Agreements – Dr. Mattera, Mr. Creaturo and Mr. Martinelli

An amended and restated employment agreement has been entered into with Dr. Mattera and employment agreements have been entered into with Messrs. Creaturo and Martinelli, which provide for their current annual base salaries of $380,000, $343,000 and $300,000, respectively, and the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreements also provide each of these NEOs with other benefits which are routinely provided to the employees of the Company including participation in the 2012 Omnibus Plan and bonus plans.

If the employment of any of these NEOs is terminated by the Company without cause, except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, after such NEO’s execution of a release, the Company will pay to the NEO severance in an amount equal to nine (9) months of the monthly salary which the NEO is receiving at the time of separation. The

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

severance will be paid no later than sixty (60) days after the date of termination. The Company also will pay the premiums for such NEO’s health insurance coverage for a period of up to nine (9) months.

If any of these NEO’s employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to the NEO severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash incentive awards for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company will pay the premiums for such NEO’s health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $20,000 in order to cover the cost of post-termination benefit coverage and expenses associated with such NEO’s seeking another employment position.

If the Company determines that any of the compensation to be paid to any of these NEOs would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times their base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

The following tables summarize the estimated severance payments that Dr. Mattera, and Messrs. Creaturo and Martinelli would have been entitled to receive assuming that a termination of their employment occurred as of June 30, 2013 under any of the circumstances described below.

Vincent D. Mattera, Jr.

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$285,000	$1,696,900
Health Benefits	$—	$—	$6,750	$13,500
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$291,750	$1,730.400

Craig A. Creaturo

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$257,250	$1,483,723
Health Benefits	$—	$—	$8,100	$16,200
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$265,350	$1,519,923

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

James Martinelli

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$225,000	$1,263,731
Health Benefits	$—	$—	$8,100	$16,200
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$233,100	$1,299,931

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock subject to our equity compensation plans that are currently in effect.

As of June 30, 2013:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,029,765	(1)	$15.75	(2)	1,946,509
Equity compensation plans not approved by security holders	—		—		—

Total	5,029,765		$15.75		1,946,509

(1)	Includes both vested and unvested options. Also includes 359,754 of outstanding performance share awards at target level of performance. Does not include 798,624 of restricted stock awards.

(2)	Does not take into account the outstanding performance share awards.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

ADVISORY VOTE TO APPROVE THE COMPANY’S 2013

NAMED EXECUTIVE OFFICER COMPENSATION

(PROPOSAL 2)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with an opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers for fiscal year 2013, as disclosed in this Proxy Statement. This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in fiscal year 2013 as well as our compensation philosophy, policies and practices disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section of this proxy statement, the Summary Compensation Table and the related compensation tables and narrative following the Compensation Discussion and Analysis section.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attracting and retaining talented senior executives;

•	Tying executive pay to Company and individual performance;

•	Supporting our annual and long-term business strategies; and

•	Aligning executives’ interests with those of our shareholders.

We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and the related compensation tables and narrative follow following the Compensation Discussion and Analysis section of this Proxy Statement. This information provides detailed information regarding our executive compensation program, policies and processes, as well as the compensation paid to our named executive officers.

The Board of Directors requests that shareholders approve the following advisory resolution which is designed to demonstrate our shareholders’ approval of the compensation paid to our named executive officers in fiscal 2013:

RESOLVED, that the shareholders of II-VI Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables and the narrative following such tables included in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders.

Because this vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, the Compensation Committee will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board of Directors of the Company unanimously recommends a vote FOR the Company’s 2013 named executive officer compensation as disclosed in this Proxy Statement.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2013, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each of the members of the Audit Committee is independent as defined under NASDAQ’s listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s annual report, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under Generally Accepted Accounting Principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the fiscal year ended June 30, 2013, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol.1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP their independence from the Company.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Audit Committee

Wendy F. DiCicco, Chairwoman

Joseph J. Corasanti

Thomas E. Mistler

The foregoing report of the Audit Committee shall not be deemed to be “soliciting materials” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Audit Committee’s selection of Ernst & Young LLP (E&Y) as the Company’s independent registered public accountants for fiscal year 2014. The affirmative vote of a majority of the total outstanding shares of Common Stock that are present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify such selection. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2014.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2013 and 2012:

	2013	2012
Audit Fees (1)	$1,016,500	$908,800
Audit-Related Fees	—	—
Tax Fees (2)	—	15,500

Total Fees	$1,016,500	$924,300

(1)	Includes fees and expenses associated with the annual audit, including the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, audit fees for the Company’s statutory audit requirements, fees incurred for the consent issued for the Registration Statement on Form S-8 pertaining to the 2012 Omnibus Plan and fees incurred for the agreed-upon procedures relating to a Singaporean grant in fiscal year 2012.

(2)	Represents tax fees incurred in connection with the preparation of Aegis’ June 30, 2012 federal income tax return.

The Audit Committee pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm fees for all audit and non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

II-VI INCORPORATED	2013 NOTICE OF MEETING AND PROXY STATEMENT

OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of Common Stock of the Company the notice of meeting, this Proxy Statement and the accompanying form of proxy. In addition to proxy solicitation by mail, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of a class of the Company’s registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no reports were required, the Company’s directors, executive officers and more than ten percent shareholders timely filed all reports due under Section 16(a) for the period from July 1, 2012 through June 30, 2013, except that Peter W. Sognefest filed one late report that reported one sale of shares.

Shareholder Proposals

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2014 must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 23, 2014. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2014 Annual Meeting, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by Mr. German at the above address no later than the close of business on May 23, 2014 and no earlier than the close of business on April 23, 2014 (with respect to board nominees) and no later than the close of business on July 4, 2014 and no earlier than the close of business on June 4, 2014 (with respect to proposals for other business). Otherwise such proposals will be considered untimely.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the Annual Report on Form 10-K of the Company for fiscal year 2013, as filed with the Securities and Exchange Commission, is being furnished with this Proxy Statement. A shareholder may obtain additional copies of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company’s costs of providing such exhibits by writing to Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling (724) 352-4455. As noted previously, this Proxy Statement and the Annual Report to Shareholders has been posted on the Internet at www.proxyvote.com.

II-VI INCORPORATED 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by II-VI Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to II-VI Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63042-P42400	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

II-VI INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1 THROUGH 3.
Vote on Directors
1.	Election of three Class Two Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2016.
	Nominees:	For	Against	Abstain
	1a. Peter W. Sognefest	☐	☐	☐
	1b. Francis J. Kramer	☐	☐	☐
	1c. Wendy F. DiCicco	☐	☐	☐
Vote on Other Proposals						For	Against	Abstain
2.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers for fiscal year 2013;					☐	☐	☐
3.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.					☐	☐	☐
PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 1, 2013: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Please date, sign and mail your Proxy card back as soon as possible!

M63043-P42400

P
R
O
X
Y
II-VI INCORPORATED Annual Meeting of Shareholders
November 1, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Carl J. Johnson and Thomas E. Mistler or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 3, 2013 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056, on November 1, 2013 at 1:30 p.m. local time, and at any adjournment thereof.

This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the three Class Two Directors (Proposal Number 1) FOR ALL the nominees listed, FOR Proposal Number 2 and FOR Proposal Number 3.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)